EXHIBIT 4(e)
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                                                                 CONFORMED COPY
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                       CERNER CORPORATION

                         NOTE AGREEMENT


                    Dated as of April 1, 1999


                  $60,000,000 Principal Amount
                   7.14% Series A Senior Notes
                       Due April 15, 2006


                  $40,000,000 Principal Amount
                   7.66% Series B Senior Notes
                       Due April 15, 2009







________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                                          Series A PPN:  15678# AB 1
                                          Series B PPN:  15678# AC 9

                        TABLE OF CONTENTS




1.   DESCRIPTION OF NOTES AND COMMITMENT....................................1

     1.1.  Description of Notes.............................................1
     1.2.  Commitment; Closing Date.........................................1
2.   PREPAYMENT OF NOTES....................................................2

     2.1.  Required Prepayments.............................................2
     2.2.  Optional Prepayments.............................................3
     2.3.  Notice of Prepayments............................................3
     2.4.  Surrender of Notes on Prepayment or Exchange.....................4
     2.5.  Direct Payment and Deemed Date of Receipt........................4
     2.6.  Allocation of Payments...........................................5
     2.7.  Payments Due on Saturdays, Sundays and Holidays..................5

3.   REPRESENTATIONS........................................................5

     3.1.  Representations of the Company...................................5
     3.2.  Representations of the Purchasers................................11

4.   CLOSING CONDITIONS.....................................................13

     4.1.  Representations and Warranties...................................13
     4.2.  Legal Opinions...................................................13
     4.3.  Events of Default................................................13
     4.4.  Subsidiary Guaranty..............................................13
     4.5.  Payment of Fees and Expenses.....................................13
     4.6.  Sale of Notes to Other Purchasers................................14
     4.7.  Legality of Investment...........................................14
     4.8.  Private Placement Numbers........................................14
     4.9.  Proceedings and Documents........................................14

5.   INTERPRETATION OF AGREEMENT............................................14

     5.1.  Certain Terms Defined............................................14
     5.2.  Accounting Principles............................................23
     5.3.  Valuation Principles.............................................23
     5.4.  Direct or Indirect Actions.......................................24

6.    AFFIRMATIVE COVENANTS.................................................24

     6.1.  Corporate Existence..............................................24
     6.2.  Insurance........................................................24
     6.3.  Taxes, Claims for Labor and Materials............................24
     6.4.  Maintenance of Properties........................................24
     6.5.  Maintenance of Records...........................................24
     6.6.  Financial Information and Reports................................25
     6.7.  Inspection of Properties and Records.............................27
     6.8.  ERISA............................................................27
     6.9.  Compliance with Laws.............................................28
     6.10. Acquisition of Notes.............................................28
     6.11. Private Placement Number; NAIC...................................28
     6.12. Proposed Change of Control.......................................29
     6.13. Nature of Business...............................................29
     6.14. Prepayment of 8.30% Senior Notes.................................29

7.  NEGATIVE COVENANTS......................................................29

     7.1.  Tangible Net Worth...............................................29
     7.2.  Fixed Charge Ratio...............................................29
     7.3.  Indebtedness Ratios..............................................29
     7.4.  Liens............................................................29
     7.5.  Restricted Payments..............................................31
     7.6.  Merger or Consolidation..........................................32
     7.7.  Sale of Assets...................................................32
     7.8.  Disposition of Stock of Restricted Subsidiaries..................33
     7.9.  Designation of Unrestricted Subsidiaries.........................33
     7.10. Transactions with Affiliates.....................................34
     7.11. Guaranties.......................................................34

8.   EVENTS OF DEFAULT AND REMEDIES THEREFOR................................34

     8.1.  Nature of Events.................................................34
     8.2.  Remedies on Default..............................................36
     8.3.  Annulment of Acceleration of Notes...............................36
     8.4.  Other Remedies...................................................36
     8.5.  Conduct No Waiver; Collection Expenses...........................37
     8.6.  Remedies Cumulative..............................................37
     8.7.  Notice of Default................................................37

9.   AMENDMENTS, WAIVERS AND CONSENTS.......................................37

     9.1.  Matters Subject to Modification..................................37
     9.2.  Solicitation of Holders of Notes.................................38
     9.3.  Binding Effect...................................................38

10.  FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT........39

     10.1. Form of Notes....................................................39
     10.2. Note Register....................................................39
     10.3. Issuance of New Notes upon Exchange or Transfer..................39
     10.4. Replacement of Notes.............................................39

11.  MISCELLANEOUS..........................................................40

     11.1. Expenses.........................................................40
     11.2. Notices..........................................................40
     11.3. Reproduction of Documents........................................40
     11.4. Successors and Assigns...........................................41
     11.5. Law Governing....................................................41
     11.6. Headings.........................................................41
     11.7. Counterparts.....................................................41
     11.8. Reliance on and Survival of Provisions...........................41
     11.9. Integration and Severability.....................................41
     11.10.Confidential Information.........................................41


SCHEDULE I

ANNEXES

     I.   Subsidiaries
     II.  Indebtedness
     III. Liens
     IV.  Capitalized Leases

EXHIBITS

      A-1 - Form of 7.14% Senior Note due April 15, 2006
      A-2 - Form of 7.66% Senior Note due April 15, 2009
      B   - Legal Opinion of Purchaser's Counsel
      C   - Legal Opinion of Company's Counsel
      D   - Compliance Certificate
      E   - Form of Subsidiary Guaranty

                       CERNER CORPORATION

                         NOTE AGREEMENT


                                        Dated as of April 1, 1999

To Each of the Purchasers
  Named in Attached Schedule I

Ladies and Gentlemen:

      CERNER CORPORATION, a Delaware corporation (the "Company"), agrees with you as follows:


1.  DESCRIPTION OF NOTES AND COMMITMENT

     1.1. Description of Notes.
          --------------------- The Company has authorized the issuance and sale of $100,000,000 aggregate principal amount of its Senior Notes (the "Notes"), to be dated the date of issuance, to bear interest from such date (computed on the basis of a 360-day year comprised of twelve 30-day months), payable semi-annually on April 15 and October 15 of each year, commencing
October 15, 1999, and at maturity, of which: (i) $60,000,000 principal amount shall be designated as Series A (the "Series A Notes"), shall bear interest at the rate of 7.14% per annum prior to maturity and shall be expressed to mature on April 15, 2006 and (ii) $40,000,000 principal amount shall be designated as Series B (the "Series B Notes"), shall bear interest at the rate of 7.66% per annum prior to maturity and shall be expressed to mature on April 15, 2009. The Notes shall bear interest on any overdue principal (including any overdue prepayment), on any overdue Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at the rate per annum from time to time equal to the greater of: (x) 9.14% with respect to the Series A Notes and 9.66% with respect to the Series B Notes or (y) 2.0% over the rate of interest publicly announced by The First National Bank of Chicago from time to time in Chicago as its "base" or "prime" rate (or the equivalent), and shall be substantially in the forms attached as Exhibits A-1 and A-2, as the case may be. The term "Notes" as used herein shall include each Note delivered pursuant to this Note Agreement (the "Agreement") and each Note delivered in substitution or exchange therefor and, where applicable, shall include the singular number as well as the plural. Any reference to you in this Agreement shall in all instances be deemed to include any nominee of yours or any separate account or other person on whose behalf you are purchasing Notes. You and the other purchasers are sometimes referred to herein individually as a "Purchaser" and collectively as the "Purchasers."

     1.2.  Commitment; Closing Date.
           -------------------------  Subject to the  terms  and
conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the aggregate principal amount and series set forth opposite your name in the attached Schedule I at a price of 100% of the principal amount thereof.

      Delivery of and payment for the Notes shall be made at the offices of Gardner, Carton & Douglas, 321 North Clark Street,
Quaker Tower, Chicago, Illinois 60610, at 9:00 a.m., Chicago time, on April 15, 1999 or on such other date not later than April 30, 1999 as you and the Company may mutually agree (the "Closing Date"). The Notes shall be delivered to you in the form of one or more Notes in fully registered form, issued in your name or in the name of your nominee. Delivery of the Notes to you on the Closing Date shall be against payment of the purchase price thereof in Federal funds or other funds in U.S. dollars as follows: (i) $40,000,000 immediately available at Bank of New York, New York, ABA #021-000-018 for deposit in Paine Webber Account #890-011-4096, F/C Cerner Corporation #CP-29440-G2 and
(ii) $60,000,000 immediately available at Mercantile Bank of St. Louis, ABA #081-000-210 for account of Mercantile Bank, Kansas City; Cerner Corporation #5290000743. If on the Closing Date the Company shall fail to tender the Notes to you, you shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve the Company of any liability occasioned by such failure to deliver the Notes.
The funding and other obligations of the Purchasers under this Agreement shall be several and not joint.

     1.3.  Guaranty.
           --------- The Notes will be guaranteed by the Guarantors pursuant to the Subsidiary Guaranty. No later than five (5) Business Days after any Person becomes a Subsidiary of the Company after the date of this Agreement, the Company shall, in each such instance, forthwith cause such Subsidiary to become a party to the Subsidiary Guaranty, provided that if any such Subsidiary is a Foreign Subsidiary such Foreign Subsidiary need not become a party to the Subsidiary Guaranty. The Company shall, and shall cause such Subsidiary to, furnish such certificates and other documentation as any Noteholder may require, including, without limitation, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation necessary to cause such Subsidiary to become a party to the Subsidiary Guaranty).

2.  PREPAYMENT OF NOTES

     2.1.  Required Prepayments.
           --------------------- In addition to payment of all outstanding principal of the Notes at maturity and regardless of the amount of Notes which may be outstanding from time to time, the Company shall prepay and there shall become due and payable on April 15 in each year (i) $12,000,000 of the principal amount of the Series A Notes or such lesser amount as would constitute payment in full on the Series A Notes, commencing April 15, 2002 and ending April 15, 2005, inclusive, with the remaining principal payable on April 15, 2006 and (ii) $6,666,667 of the principal amount of the Series B Notes or such lesser amount as would constitute payment in full on the Series B Notes, commencing April 15, 2004 and ending April 15, 2008, inclusive, with the remaining principal payable on April 15, 2009. Each such prepayment and payment at maturity shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment, without a Make-Whole Amount.

     2.2.  Optional Prepayments.
           ---------------------  (a) Subject to Sections  2.2(c)
and 2.6, upon notice as provided in Section 2.3(a), the Company may prepay the Notes, in whole or in part, at any time, in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof, or such lesser amount as shall constitute payment in full of the Notes. Each such prepayment shall be at a price of 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus the Make-Whole Amount.

     (b) Promptly following the day on which a Change of Control occurs, the Company, pursuant to the notice provided in
Section 2.3(b) and (c), shall offer to prepay the entire principal amount of the Notes at a price of 100% of the principal amount thereof, plus interest accrued thereon to the date of prepayment, plus either (i) 1.0% of the principal amount thereof if no Default or Event of Default exists immediately prior to or after such Change of Control or (ii) the Make-Whole Amount if a Default or Event of Default exists.

     (c) Any optional prepayment of less than all of the Notes outstanding pursuant to Sections 2.2(a), 2.2(b) or 7.7. shall be applied in accordance with Section 2.6 to reduce, pro rata, the payments at maturity and the payments required by Section 2.1.

     (d) Except as provided in Section 2.1 and this Section 2.2, the Notes shall not be prepayable in whole or in part.

     2.3.  Notice  of Prepayments.
           -----------------------  (a) The Company  shall  give
notice  of  any  optional prepayment of  the  Notes  pursuant  to
Section 2.2(a) to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) the Determination Date for calculating the Make-Whole Amount, (iv) a calculation of the estimated amount of the Make-Whole Amount showing in detail the method of calculation and (v) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Amount, if any, and accrued interest thereon shall become due and payable on the prepayment date.

     (b) The Company shall give notice of any offer to prepay the Notes pursuant to Section 2.2(b) to each holder of the Notes immediately and in any event not later than the date of a Change of Control. Such notice shall be certified by an authorized officer of the Company and shall specify (i) the nature of the Change of Control and the date on which it is estimated to occur or did occur, (ii) the date fixed for prepayment which, to the extent practicable, shall be not less than 30 or more than 45 calendar days after the date of such notice but in any event shall be not later than 12 calendar days following the date on which a proposed Change of Control is expected to occur,
(iii) the Determination Date, (iv) whether a Default or Event of Default exists or would exist, (v) a calculation of the estimated amount of the Make-Whole Amount or the 1% premium, as appropriate, (vi) the accrued interest applicable to the prepayment and (vi) the date by which any holder of a Note that wishes to accept such offer must deliver notice thereof to the Company which date shall not be later than 10 calendar days prior to the date fixed for prepayment. Not earlier than 7 calendar days prior to the date fixed for prepayment, the Company shall give notice, by telecopy, telegram, telex or other same-day written communication, to all holders of Notes identifying each holder (and the principal amount of Notes held by each) who has given notice of acceptance of the Company's offer, and thereafter any holder may change its response to the Company's offer by notice to such effect delivered to the Company not less  than  3
calendar days prior to the date fixed for prepayment. The aggregate principal amount of Notes held by holders who have accepted the Company's offer and not revoked such acceptance shall become due and payable on the prepayment date.

     (c) The Company also shall give to each holder of the Notes to be prepaid pursuant to Section 2.2(a) or (b) notice by telecopy, telegram, telex or other same-day written communication, confirmed by notice delivered by overnight courier, as soon as practicable but in any event no less than 2 Business Days prior to the prepayment date, of the Make-Whole Amount, if any, applicable to such prepayment and the details of the calculations used to determine the amount of such Make-Whole Amount.

     2.4. Surrender of Notes on Prepayment or Exchange. --------------------------------------------- Subject
to Section 2.5, upon any partial prepayment of a Note pursuant to this Section 2 or partial exchange of a Note pursuant to Section 10.3, such Note may, at the option of the holder thereof, (i) be surrendered to the Company pursuant to Section 10.3 in exchange for a new Note or Notes equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Company, at the Company's principal office, for notation thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any Note is prepaid, such Note, upon the request of the Company, shall thereafter be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note. No Note shall be issued in lieu of a Note the entire principal amount of which has been prepaid.

     2.5.   Direct   Payment  and  Deemed  Date  of   Receipt.
            --------------------------------------------------
Notwithstanding any other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each  Note held by you or any subsequent Institutional Holder  by wire transfer of immediately available funds to such account as you or such subsequent Institutional Holder have designated in
Schedule I, or as you or such subsequent Institutional Holder may otherwise designate by notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall, upon request of the Company, be surrendered thereafter to the Company for cancellation. Any wire transfer shall identify such payment in the manner set forth in Schedule I and shall identify the payment as principal, Make-Whole Amount, if any, premium, if any, and/or interest. You and any subsequent Institutional Holder of a Note to which this Section 2.5 applies agree that, upon request of the Company, before selling or otherwise transferring any such Note, you or it will make a notation thereon of the aggregate amount of all payments of principal theretofore made and of the date to which interest has been paid and, upon written request of the Company, will provide a copy of such notations to the Company. Any payment made pursuant to this Section 2.5 shall be deemed received on the payment date only if received before 12:00 p.m., New York City time. Payments received after 12:00 p.m., New York City time, shall be deemed received on the next succeeding business day.

     2.6.  Allocation  of  Payments.
           -------------------------  (a)  In  the  case  of  a
prepayment pursuant to Section 2.1 or 2.2(a), if less than the entire principal amount of the Notes outstanding is to be paid, the Company will prorate the aggregate principal amount to be paid among the outstanding Notes in proportion to the unpaid principal amounts thereof.

     (b) Any repurchase by the Company, any Restricted Subsidiary or any Affiliate thereof of less than all of the Notes outstanding shall be applied to reduce pro rata the principal amount of each of the remaining prepayments required by Section
2.1 and the payment due at maturity. It is the intent of the parties to this Agreement that each Note shall not be adversely affected in terms of yield or Weighted Average Life to Maturity by any repurchase, pursuant to Section 6.10 or otherwise, except as consented to by the holder of such Note.

     2.7. Payments Due on Saturdays, Sundays and Holidays. ------------------------------------------------ In
any case where the date of any required prepayment of the Notes or any interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note is a day other than a Business Day, then such payment, prepayment or exchange need not be made on such date but may be made on the next succeeding Business Day, with interest payable to the actual date of payment.

3.  REPRESENTATIONS

     3.1. Representations of the Company.
          -------------------------------  As an inducement  to,
and as part of the consideration for, your purchase of the Notes pursuant to this Agreement, the Company represents and warrants to you as follows:

     (a)  Corporate Organization and Authority.
          -------------------------------------  The Company is a
solvent corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into and perform this Agreement and to issue and sell the Notes as contemplated in this Agreement. Each of the Guarantors has the corporate power and authority to execute and deliver and to perform its obligations under the Subsidiary Guaranty, and has taken all necessary corporate action to authorize its execution, delivery and performance of the Subsidiary Guaranty.

     (b)   Qualification  to Do Business.
           ------------------------------  The  Company  is  duly
licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary, except for jurisdictions, individually or in the aggregate, where the failure to be so licensed or qualified could not be reasonably expected to have a Material Adverse Effect.

     (c)   Subsidiaries.
           ------------- The Company has no Subsidiaries except those listed in the attached Annex I, which correctly sets forth the jurisdiction of incorporation and the percentage of the outstanding Voting Stock or equivalent interest of each Subsidiary which is owned, of record or beneficially, by the Company and/or one or more Subsidiaries. Each Subsidiary which is a Restricted Subsidiary is so designated in Annex I. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary, except for jurisdictions, individually or in the aggregate, where the failure to be so licensed or qualified could not be reasonably expected to have a Material Adverse Effect. Each Subsidiary has full corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, except for instances, individually or in the aggregate, where the failure to have such power and authority could not be reasonably expected to have a Material Adverse Effect. The Company and each Subsidiary have good and marketable title to all of the shares they purport to own of the capital stock of each Subsidiary, free and clear in each case of any Lien, except as otherwise disclosed in the attached Annex III, and all such shares have been duly issued and are fully paid and nonassessable.

     (d)   Financial Statements.
           --------------------- The consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1994, December 30, 1995, December 28, 1996, January 3, 1998 and January 2, 1999, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the six-year period ended January 2, 1999, accompanied by the report and unqualified opinion of KPMG LLP, independent public accountants, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and present fairly the consolidated financial position of the Company and its Subsidiaries as of such dates and their consolidated results of operations and cash flows for the years then ended. The outstanding Indebtedness of the Company and its Subsidiaries on the date hereof is set forth on Annex II.

     (e) No Contingent Liabilities or Adverse Changes. --------------------------------------------- Neither
the Company nor any Subsidiary has any contingent liabilities which, individually or in the aggregate, are material to the Company and its Subsidiaries taken as a whole and, since January 2, 1999, there have been no changes in the condition, financial or otherwise, of the Company and its Subsidiaries except changes occurring in the ordinary course of business, none of which, individually or in the aggregate, have had a Material Adverse Effect.

     (f)   No  Pending Litigation or Proceedings.
           --------------------------------------  There  are  no
actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

     (g)   Compliance with Law.
           -------------------- (i) Neither the Company nor any Subsidiary is: (x) in default with respect to any order, writ, injunction or decree of any court to which it is a named party; or (y) in default under any law, rule, regulation, ordinance or order relating to its or their respective businesses, the sanctions and penalties resulting from which defaults described in clauses (x) and (y) might reasonably be expected to have a Material Adverse Effect.

          (ii) Neither the Company nor any Subsidiary nor any Affiliate of the Company is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property and no restriction or prohibition under any such statute, Order, rule or regulation has a Material Adverse Effect.

     (h)   ERISA.
           ------  (i)     The Company and each ERISA  Affiliate
have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA) which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (i) The present value of the aggregate benefit liabilities under all Plans (other than multiemployer plans), determined as of the end of such Plans' most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plans' most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plans allocable to such benefit liabilities by more than $100,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (ii) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of multiemployer plans that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (iii)      To  the  extent an expected  post-retirement
benefit obligation of the Company exists, such expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with FASB 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) is reflected in the most recent audited financial statements referred to in Section 3.1(d).

          (iv) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this clause (v) is made in reliance upon and subject to the accuracy of your representation in Section 3.2(b) as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     (i)   Title to Properties.
           -------------------- The Company and its Subsidiaries have good and marketable title to all of the property and assets reflected in the most recent audited consolidated balance sheet described in the foregoing paragraph (d) of this Section 3.1 or subsequently acquired by the Company or any Subsidiary (except as sold or otherwise disposed of in the ordinary course of business), free from all Liens or defects in title except those permitted by Section 7.4.

     (j)    Leases.
            ------- The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they are a lessee or are operating, except for leases the termination of which, individually or in the aggregate, will not have a Material Adverse Effect.

     (k) Franchises, Patents, Trademarks and Other Rights. ------------------------------------------------- The
Company  and  its  Subsidiaries  have  all  franchises,  permits, licenses and other authority necessary to carry on their businesses as now being conducted and are not in default thereunder, except for such franchises, permits, licenses or other authority and defaults which, individually and in the aggregate, do not and will not have a Material Adverse Effect. The Company and its Subsidiaries own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others which might have, individually or in the aggregate, a Material Adverse Effect.

     (l)   Authorization.
           -------------- This Agreement and the Notes have been duly authorized on the part of the Company and the Agreement does, and the Notes when issued will, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The Subsidiary Guaranty has been duly authorized on the part of each of the Guarantors and when executed and delivered will constitute a legal, valid and binding obligation of each of the Guarantors, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The sale of the Notes and compliance by the Company and the Guarantors with all of the provisions of this Agreement, the Notes and the Subsidiary Guaranty (i) are within their respective corporate powers, (ii) have been duly authorized by proper corporate action, (iii) are legal and will not violate any provisions of any law or regulation or order of any court, governmental authority or agency and (iv) will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any property of the Company or any Subsidiary under the provisions of, any charter document, by-law, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their property may be bound.

     (m)   No  Defaults.
           ------------- No Default or Event of Default has occurred and is continuing. Neither the Company nor any Subsidiary is in default under any charter document, by-law or loan agreement to which it is a party or other agreement to which it is a party or by which it or its property may be bound, except for defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (n)   Governmental  Consent.
           ----------------------  Neither  the  nature  of  the
Company  or  any  Subsidiary,  their  respective  businesses   or
properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, any governmental authority on the part of the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the Subsidiary Guaranty or the offer, issue, sale or delivery of the Notes.

     (o)   Taxes.
           ------ All income tax returns and all other material tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods or contested in good faith by appropriate proceedings, the collection thereof has been stayed by the applicable governmental authority during the period of the contest and with respect to which adequate reserves have been established, except for such filings and nonpayments which, individually and in the aggregate, do not and will not have a Material Adverse Effect. The Company does not know of any proposed additional tax assessment against it or any Subsidiary for which adequate provision has not been made on its books. The statute of limitations with respect to Federal income tax liability of the Company and its Subsidiaries has expired for all taxable years up to and including the taxable year ended December 31, 1994 (except with respect to utilization of tax loss carryforwards) and no material controversy in respect of additional taxes due since such date is pending or, to the Company's knowledge, threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years and for the current fiscal period.

     (p)  Status under Certain Statutes.
          ------------------------------  Neither the Company nor
any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof, as such terms are defined in the Investment Company Act of 1940, as amended.

     (q)   Private  Offering.
           ------------------ Neither the Company nor Lehman Brothers Inc. (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering of the Notes or any similar security of the Company) has offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than 10 institutional investors, each of whom was offered all or a portion of the Notes at private sale for investment. Neither the Company nor anyone acting on its authorization will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

     (r)   Effect of Other Instruments.
           ----------------------------  Neither the Company  nor
any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which has, or could reasonably be expected to have, a Material Adverse Effect.

     (s)   Use  of  Proceeds.
           ------------------ The Company will apply the net proceeds from the sale of the Notes to repay $30,000,000 principal amount of its 8.30% Senior Notes due August 1, 2004, for construction of new facilities and additions or renovations to existing facilities, and for general corporate purposes. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). "Margin stock" within the meaning of Regulation U does not constitute more than 5.0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5.0% of the value of such assets. None of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulations T, U or X.

     (t)   Condition of Property.
           ---------------------- All of the facilities of the Company and its Subsidiaries are in sound operating condition and repair except for facilities being repaired in the ordinary course of business or facilities which individually or in the aggregate are not material to the Company and its Subsidiaries, taken as a whole.

     (u)   Books  and  Records.
           -------------------- The Company and each of its Subsidiaries (i) maintain books, records and accounts in reasonable detail which accurately and fairly reflect their respective transactions and business affairs, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with generally accepted accounting principles.

     (v)    Environmental  Compliance.
            --------------------------  The  operations  of  the
Company and each Subsidiary (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws; the Company and each Subsidiary have obtained all permits under Environmental Laws necessary to their respective operations, and all such permits are in full force and effect, and the Company and each Subsidiary are in compliance with all material terms and conditions of such permits, except, in each of the foregoing cases, for permits the lack or loss of which, or the failure to comply with which, could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Subsidiary has any liability (contingent or otherwise) in connection with any Release of any Hazardous Materials by the Company or any of its Subsidiaries or the existence of any Hazardous Material on, under or about any Facility that could give rise to an Environmental Claim that could reasonably be expected to have a Material Adverse Effect.

     (w)   Full  Disclosure.
           ----------------- Neither the Confidential Private Placement Memorandum dated March 1999 (including the attachments and enclosures), the financial statements referred to in paragraph (d) of this Section 3.1, nor this Agreement, nor any other statement or document furnished by the Company to you in connection with the negotiation of the sale of the Notes, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact (exclusive of general economic, political or social conditions or trends) particular to the Company or any Subsidiary and known by the Company or any Subsidiary which the Company has not disclosed to you in writing and which has or, so far as the Company can now foresee, will have, a Material Adverse Effect.

     (x)   Solvency  of  Company  and Guarantors.
           --------------------------------------  After  giving
effect to the transactions contemplated herein, (i) the present fair salable value of the assets of each of the Guarantors and of the Company is in excess of the amount that will be required by each to pay its respective probable liability on its existing debts as said debts become absolute and matured, (ii) the Company has received reasonably equivalent value in exchange for executing and delivering the Notes and each of the Guarantors has received reasonably equivalent value in exchange for executing and delivering the Subsidiary Guaranty, (iii) the property remaining in the hands of each is not unreasonably small capital, and (iv) each is able to pay its debts as they mature.

     (y)   Year  2000.
           ----------- The Company and its Subsidiaries have conducted a review and assessment of their computer applications and inquired of their material suppliers, vendors and customers regarding the "Year 2000 Problem" (i.e., the risk that computer applications may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, assessment and inquiry, the Company believes that the Year 2000 Problem will not have a Material Adverse Effect.

     3.2.   Representations  of  the  Purchasers.
            -------------------------------------  (a)   You
represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for your own account and not with a view to any distribution thereof, provided that the disposition of your property shall at all times be and remain within your control; subject, however, to compliance with applicable securities laws. You acknowledge that the Notes have not been registered under the Securities Act and you understand and agree that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. You have been advised that the Company does not contemplate registering, and is not legally required to register, the Notes under the Securities Act.

     (a) You further represent that, as of the date of this Agreement, at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (i) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account;

          (ii) the Source is either (A) an insurance company pooled separate account, within the meaning of Prohibited Transaction Class Exemption ("PTE") 90-1 (issued January 29,
1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund;

          (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph
(iii);

          (iv) the Source is a governmental plan;

          (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (v);

          (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

          (vii) the Source is an "insurance company general account" as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12,
1995) ("PTE 95-60") and as of the date of this Agreement there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-
60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile.

As used in this Section 3.2(b), the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

4.  CLOSING CONDITIONS

      Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder, which are to be performed at or prior to the time of delivery of the Notes, and to the following conditions to be satisfied on or before the Closing Date:

     4.1.  Representations and Warranties.
           -------------------------------  The  representations
and warranties of the Company contained in this Agreement or otherwise made in writing in connection herewith shall be true and correct on or as of the Closing Date and the Company shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the president, the chief financial officer or the chief accounting officer of the Company.

     4.2. Legal Opinions.
          --------------- You shall have received from Gardner, Carton & Douglas, who is acting as your special counsel in this transaction, and from Randy D. Sims, Chief Legal Officer for the Company, and Lynn R. Marasco, Senior Corporate Counsel for the Company, their respective opinions, dated such Closing Date, in form and substance satisfactory to you and covering substantially the matters set forth or provided in the attached Exhibits B and C.

     4.3.  Events  of Default.
           ------------------- No Default or Event of Default shall have occurred and be continuing on the Closing Date and the Company shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the president, the chief financial officer or the chief accounting officer of the Company.

     4.4.  Subsidiary  Guaranty.
           --------------------- The Guarantors shall have executed and delivered the Subsidiary Guaranty.

     4.5.  Payment of Fees and Expenses.
           -----------------------------  The Company shall have
paid all reasonable fees, expenses, costs and charges, including the reasonable fees and expenses of Gardner, Carton & Douglas, your special counsel, incurred by you through the Closing Date and incident to the proceedings in connection with, and transactions contemplated by, this Agreement and the Notes.

     4.6.  Sale of Notes to Other Purchasers.
           ----------------------------------  The Company shall
have consummated the sale of the entire $100,000,000 principal amount of Notes to be sold on the Closing Date pursuant to this Agreement.

     4.7. Legality of Investment.
          ----------------------- Your acquisition of the Notes shall constitute a legal investment as of the Closing Date under the laws and regulations of each jurisdiction to which you may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restrictions as to the character of the particular investment being made), and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any such law or regulation; and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

     4.8.  Private Placement Numbers.
           --------------------------  Private placement numbers
with  respect to the Notes shall have been issued by  Standard  &
Poor's Corporation.

     4.9.  Proceedings and Documents.
           --------------------------  All proceedings taken  in
connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of such transactions shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request.

5.  INTERPRETATION OF AGREEMENT

     5.1.  Certain  Terms  Defined.
           ------------------------  The terms  hereinafter  set
forth when used in this Agreement shall have the following meanings:

      Affiliate
      --------- - Any Person (other than a Restricted Subsidiary)
(i) who is a director or executive officer of the Company or any Restricted Subsidiary, (ii) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (iii) which beneficially owns or holds securities representing 5% or more of the combined voting power of the Voting Stock of the Company or any Restricted Subsidiary or (iv) securities representing 5% or more of the combined voting power of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity) of which is beneficially owned or held by the Company or a Restricted Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Agreement
     --------- - As defined in Section 1.1.

     Business  Day
     ------------- - Any day, other than Saturday, Sunday or a legal holiday or any other day on which banking institutions in the United States of America generally are authorized by law to close.

      Capitalized  Lease
      ------------------ - Any lease the obligation for Rentals with respect to which, in accordance with generally accepted accounting principles, would be required to be capitalized on a balance sheet of the lessee.

       CERCLA
       ------  -   The  Comprehensive  Environmental   Response,
Compensation and Liability Act of 1980, as now or hereafter amended, and any successor to such law.

     Change of Control
     ----------------- - (i) The acquisition, through purchase or otherwise (including the agreement to act in concert), by any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who is or becomes a "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of shares of Voting Stock of the Company representing more than 50% of the combined voting power of the Voting Stock of the Company, or
(ii) individuals constituting a majority of the board of directors of the Company immediately prior to (A) the entering into by the Company of any agreement providing or contemplating an acquisition described in clause (i), or (B) the commencement of a tender offer with the purpose of completing an acquisition described in clause (i), or (C) the commencement of an election contest, cease to constitute such a majority.

     Closing Date
     ------------ - As defined in Section 1.2.

     Code
     ---- - The Internal Revenue Code of 1986, as amended.

      Consolidated Income Available for Fixed Charges ----------------------------------------------- - For any
period, the sum of (i) Consolidated Net Income, plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state, or other income taxes made by the Company and its Restricted Subsidiaries during such period plus (iii) Fixed Charges.

      Consolidated Indebtedness
      ------------------------- - The Indebtedness of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, less the amount of any contingent reimbursement obligations under surety bonds.

      Consolidated Net Income
      ----------------------- - For any period, the consolidated net income (or deficit) of the Company and its Restricted Subsidiaries after deducting, without duplication, all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with generally accepted accounting principles and after deducting portions of income properly attributable to outstanding minority interests, if any, in Restricted Subsidiaries; provided, however, that there shall be excluded (i) any income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or merges into or consolidates with the Company or a Restricted Subsidiary;
(ii) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted
Subsidiary has any ownership interest (except that any such income actually received by the Company or such Restricted Subsidiary in the form of cash dividends shall be included without limitation); (iii) any gains or losses, or other income, properly classified as extraordinary in accordance with generally accepted accounting principles; (iv) any gains or losses, or other income, characterized as non-recurring in the financial statements delivered pursuant to Section 6; (v) any gain or loss resulting from the sale of fixed or capital assets other than in the ordinary course of business; (vi) any portion of the net income of a Restricted Subsidiary which for any reason cannot be distributed as a cash dividend; (vii) any gain or loss resulting from the sale or other disposition of any Investment; (viii) any gains resulting from the reappraisal, revaluation or write-up of assets and any gains or losses resulting from the reappraisal, revaluation or write-up of the Company's existing $70,000,000 Investment in Synetic Healthcare Communications, Inc.;
(ix) proceeds of any life insurance policy; (x) any gain or loss resulting from the acquisition of any securities of the Company or any Restricted Subsidiary; and (xi) any reversal of any reserve, except to the extent that provision for such reserve shall have been made from income arising during the fiscal period in which such reversal occurs.

      Consolidated  Net  Worth
      ------------------------ - The consolidated stockholders' equity of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles.

     Consolidated Senior Indebtedness
     -------------------------------- - Consolidated Indebtedness
less Subordinated Indebtedness.

      Consolidated Tangible Net Worth
      ------------------------------- - Consolidated  Net  Worth,
less the sum of all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as such in accordance with generally accepted accounting principles, which are incurred or booked subsequent to January 2, 1999, provided that there shall not be so excluded software development costs which are capitalized by the Company in accordance with generally accepted accounting principles on a basis consistent with that described in Note 1(d) of the most recent audited financial statements referred to in Section 3.1(d).

     Consolidated Total Assets
     ------------------------- - The consolidated total assets of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles less the sum of all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as such in accordance with generally accepted accounting principles, which are incurred or booked subsequent to January 2, 1999, provided that there shall not be so excluded software development costs which are capitalized by the Company in accordance with generally accepted accounting principles on a basis consistent with that described in Note 1(d) of the most recent audited financial statements referred to in Section 3.1(d).

      Consolidated Total Capitalization
      --------------------------------- - The sum of Consolidated
Tangible Net Worth and Consolidated Indebtedness.

      Default
      ------- - Any event which, with the lapse of time or the giving of notice, or both, would become an Event of Default.

     Determination Date
     ------------------ - The day 3 Business Days before the date fixed for a prepayment pursuant to Section 2.2(a) or (b) or
Section 7.7 or the date of declaration pursuant to Section 8.2.

      Environmental  Claim
      -------------------- - Any notice of violation, claim, demand, abatement order or other order by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence of a Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Material in, into or onto the environment at, in, by, from or related to any Facility, (ii) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any statutes, ordinances, orders, rules, regulations, permits, licenses or authorizations of or from any governmental authority, agency or court relating to environmental matters connected with the Facilities.

      Environmental  Laws
      ------------------- - All laws relating to environmental matters, including, without limitation, those relating to (i) fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Company or any of its Subsidiaries or any or their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.), and (ii) environmental protection, including, without limitation, the National Environmental Policy Act (42 U.S.C. 4321 et seq.), and comparable state laws, each as amended or supplemented, and any similar or analogous local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

     ERISA
     ----- - The Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

      ERISA Affiliate
      --------------- - The Company and (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which the Company is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which the Company is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which the Company, any corporation described in clause
(i) above or any trade or business described in clause (ii) above is a member.

     Event of Default
     ---------------- - As defined in Section 8.1.

      Exchange  Act
      ------------- - The Securities Exchange Act of 1934, as amended, and as it may be further amended from time to time.

      Facilities
      ---------- - Any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, or heretofore, owned, leased, operated or used
(under permit or otherwise) by the Company or any of its Subsidiaries or any of their respective predecessors.

      Fixed  Charges
      -------------- - For any period, the sum of (i) interest expense (including the interest component of Rentals under Capitalized Leases), amortization of debt discount and expense on Indebtedness of the Company and its Restricted Subsidiaries during such period and (ii) Rentals under all leases other than Capitalized Leases of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

      Foreign  Subsidiary
      ------------------- - Any Subsidiary that is not organized under the laws of any state of the United States of America or that has any permanent place of business outside the United States of America, and shall include Cerner Corporation PTY Limited, a corporation organized under the laws of Australia, Cerner FSC, Inc., a corporation organized under the laws of Barbados, Cerner Limited, a corporation organized under the laws of the United Kingdom, Cerner Deutschland GmbH, a corporation organized under the laws of Germany, Cerner Singapore Limited, a Delaware corporation, Cerner Canada Limited, a Delaware corporation, and Cerner (Malaysia) SDN BHD, a corporation organized under the laws of Malaysia.

     Guaranties
     ---------- - All obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of a Person guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or (z) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation against loss in respect thereof, or (iv) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof. For the purposes of all computations made under this Agreement, Guaranties in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and Guaranties in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

      Guarantors
      ---------- - Cerner Properties, Inc., Cerner International,
Inc.,   Multum   Information  Services,   Inc.,   Cerner   Health
Connections, Inc. and Cerner Health Facts, Inc.

       Hazardous  Materials
       -------------------- -  (i)  Any  chemical,  material  or
substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants that (a) pose a hazard to any property of Company or any of its Subsidiaries or to Persons on or about such property or (b) cause such property to be in violation of any Environmental Laws; (iii) friable asbestos, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

      Indebtedness
      ------------ - For any Person, without duplication, the outstanding principal amount of all borrowings which in accordance with generally accepted accounting principles would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet, and in any event all
(i) obligations for borrowed money or to pay the deferred purchase price of property or services (except trade account payables), (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,
(iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property,
(iv) obligations under Capitalized Leases, (v) reimbursement obligations, whether or not matured, under letters of credit, bankers' acceptances, surety bonds and similar instruments, and
(vi) Guaranties of obligations of others of the character referred to in this definition.

      Institutional  Holder
      --------------------- - Any bank, trust company, insurance company, pension fund, mutual fund or other similar financial institution, including, without limiting the foregoing, any "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is or becomes a holder of any Note.

     Investments
     ----------- - All investments made in cash or by delivery of property, directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include investments in property to be used, held for use or consumed in the ordinary course of business.

     Lien
     ---- - Any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

      Make-Whole  Amount
      ------------------ - As of any Determination Date, to the extent that the Reinvestment Yield on such Determination Date is lower than the interest rate payable on or in respect of the Notes, the excess of (a) the present value of the principal and interest payments to be foregone by any prepayment (exclusive of accrued interest on such Notes through the date of prepayment) on such Notes to be prepaid (taking into account the manner of application of such prepayment required by Section 2.2(c)), determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months), such payments at a rate that is equal to the Reinvestment Yield over (b) the aggregate principal amount of such Notes then to be paid or prepaid. To the extent that the Reinvestment Yield on any Determination Date is equal to or higher than the interest rate payable on or in respect of such Notes, the Make-Whole Amount is zero.

      Material Adverse Effect
      ----------------------- - (i) A material adverse effect  on the business, properties, assets, results of operations or condition, financial or otherwise, of (A) the Company and its

Subsidiaries, taken as a whole, when used in Section 3 or (B) the Company and its Restricted Subsidiaries, taken as a whole, when used elsewhere in this Agreement, (ii) the impairment of the ability of the Company to perform its obligations under this Agreement or the Notes, or (iii) the impairment of the ability of the holders of the Notes to enforce such obligations.

      Multiemployer  Plan
      ------------------- - A "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is, or ever has, contributed or to which the Company or any ERISA Affiliate has, or ever has had, an obligation to contribute.

      Notes
      ----- - As defined in Section 1.1.

      Operating  Rentals
      ------------------ - For any period, the aggregate Rentals payable by the Company and its Restricted Subsidiaries during such period under all leases other than Capitalized Leases.

      PBGC
      ---- - The Pension Benefit Guaranty Corporation or any successor thereto.

      Person
      ------ - Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      Plan
      ---- -  Any employee pension benefit plan, as  defined  in
Section 3(2) of ERISA that is not described in Section 4(b) of ERISA and that has been established by or contributed to or is maintained by the Company or any Restricted Subsidiary.

     Purchaser
     --------- - As defined in Section 1.1.

      Reinvestment  Yield
      ------------------- - The sum of (i) 0.50%  plus  (ii)  the yield as set forth on pages PX2 through PX8 of the Bloomberg Financial Markets Service (or other on-the-run service acceptable to the holders of not less than a majority in principal amount of the outstanding Notes) at 10:00 A.M. (Chicago time) on the Determination Date for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to Maturity of the Notes then being prepaid or paid as of the date of prepayment or payment, rounded to the nearest month, or if such yields shall not be reported as of such time or the yields reported as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the yields published in the statistical release designated H.15(519) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities--Treasury Constant
Maturities" (the "statistical release") for the maturity corresponding to the remaining Weighted Average Life to Maturity of the Notes then being prepaid or paid as of the date of such prepayment or payment rounded to the nearest month. For purposes of calculating the Reinvestment Yield, the most recent weekly statistical release published prior to the applicable Determination Date shall be used. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month).

      Release
      ------- - Any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

      Rentals
      ------- - As of the date of any determination thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues.

      Restricted Investment
      --------------------- - Any Investment by the Company or  a
Restricted Subsidiary other than the following:

          (i) Investments in real property to be used or consumed in the ordinary course of business;

          (ii)   Investments  in  obligations  issued  or   fully
guaranteed by the U.S. government maturing within one year from date of acquisition;

          (iii) Investments in certificates of deposit rated not less than A by Standard & Poor's Corporation or the equivalent by Moody's Investors Service, Inc. of banks having capital surplus of at least $250 million and maturing within one year from date of acquisition;

          (iv) Investments in commercial paper rated not less than A1 or A2 by Standard & Poor's Corporation or P1 or P2 by
Moody's Investors Service, Inc. and maturing within 270 days from the date of creation;

          (v) Investments in tax-exempt mutual funds which are restricted to investing in tax-exempt securities rated not less than A by Standard & Poor's Corporation or its equivalent by Moody's Investors Service, Inc.;

          (vi) Investments in Restricted Subsidiaries; provided that such Restricted Subsidiary is a Wholly-Owned Restricted Subsidiary, is a Guarantor, is organized under the laws of a state of the United States of America or the District of Columbia, has no Indebtedness and will have no Indebtedness while any Notes are outstanding under this Agreement, other than

Indebtedness  owed  to  the Company or a Wholly-Owned  Restricted
Subsidiary that is a Guarantor; and

          (vii) Other investments not aggregating greater than 5% of Consolidated Tangible Net Worth.

       Restricted  Subsidiary
       ---------------------- -  (i)  Any  Subsidiary  which  is
designated in Annex I as a Restricted Subsidiary, (ii) any other Subsidiary which is organized under the laws of the United States or any State thereof, which conducts substantially all of its business and has substantially all of its assets within the United States, and 100% of the Voting Stock of which is owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and (iii) any other Subsidiary designated by the board of directors of the Company as a Restricted Subsidiary after not less than 10 days prior notice to holders of the Notes, provided that, at the time of and after giving effect to such designation, (A) no Default or Event of Default shall have occurred and (B) the Company, on a pro forma basis, would be in compliance with Sections 7.1 and 7.3.

     Securities Act
     -------------- - The Securities Act of 1933, as amended, and as it may be further amended from time to time.

      Senior  Indebtedness
      -------------------- - Any Indebtedness of the Company and its Restricted Subsidiaries other than Subordinated Indebtedness.

     Series A Notes
     -------------- - As defined in Section 1.1.

     Series B Notes
     -------------- - As defined in Section 1.1.

      Subordinated Indebtedness
      ------------------------- - Any Indebtedness of the Company which by its terms is expressly subordinate in right of payment to the payment of the Notes.

     Subsidiary
     ---------- - Any corporation of which shares of Voting Stock representing more than 50% of the combined voting power of each outstanding class of Voting Stock are owned or controlled, directly or indirectly by the Company.

      Subsidiary Guaranty
      ------------------- - The Subsidiary Guaranty, executed by the Guarantors, substantially in the form of Exhibit E, as such agreement may be amended, modified, supplemented or restated from time to time.

      Unrestricted Subsidiary
      ----------------------- - Any Subsidiary which is not, or has not been designated by the board of directors or in Annex I as, a Restricted Subsidiary.

      Voting  Stock
      ------------- - Capital stock of any class of a corporation having power to vote for the election of members of the board of directors of such corporation, or persons performing similar functions.

      Weighted  Average  Life to Maturity
      ----------------------------------- -  As  applied  to  any payment or prepayment of principal of the Notes, at any date, the number of years obtained by dividing (a) the principal amount of the Notes to be paid or prepaid into (b) the sum of the products obtained by multiplying (i) the amount of the then remaining payment, installment, maturity or other required prepayment, including payment at final maturity, forgone by virtue of such payment or prepayment, by (ii) the number of years (calculated to the nearest 1/12th) which would have elapsed between such date and the making of such required payment.

      Wholly-Owned
      ------------ - When applied to a Subsidiary, any Subsidiary
100% of the Voting Stock and all of the outstanding Indebtedness of which is owned by the Company and/or its Wholly-Owned
Subsidiaries.

      Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

     5.2.  Accounting Principles.
           ---------------------- Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with (and references elsewhere in this Agreement to generally accepted accounting principles shall mean) generally accepted accounting principles in effect from time to time.

     5.3.   Valuation   Principles.
            -----------------------  Except  where   indicated
expressly to the contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value" with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with generally accepted accounting principles, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with generally accepted accounting principles, should have been set aside with respect thereto, but in every case (whether or not permitted in accordance with generally accepted accounting principles) without giving effect to any write-up, write-down or write-off (other than any write-down or write-off the entire amount of which was charged to Consolidated Net Income or to a reserve which was a charge to Consolidated Net Income) relating thereto which was made after the date of this Agreement.

     5.4.  Direct  or Indirect Actions.
           ----------------------------  Where any provision  in
this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

6.   AFFIRMATIVE COVENANTS

      The Company agrees that, for so long as any amount remains unpaid on any Note:

     6.1.  Corporate Existence.
           -------------------- The Company will maintain and preserve, and will cause each Restricted Subsidiary to maintain and preserve, its corporate existence and right to carry on its
business and use, and cause each Restricted Subsidiary to use, its best efforts to maintain, preserve, renew and extend all of its rights, powers, privileges and franchises necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by
Section 7.6.

     6.2.  Insurance.
           ---------- The Company will, and will cause each Restricted Subsidiary to, maintain insurance coverage with financially sound and reputable insurers in such forms and amounts, with such deductibles and against such risks as are required by law or sound business practice and are customary for corporations engaged in the same or similar businesses and owning and operating similar properties as the Company and its Subsidiaries. All such insurance shall be maintained with carriers rated not less than A/XII by A.M. Best Company, Inc.

     6.3. Taxes, Claims for Labor and Materials. --------------------------------------- The Company
will pay and discharge when due, and will cause each Restricted Subsidiary to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), other than taxes which individually and in the aggregate are not material in amount or the non-payment of which would not have a Material Adverse Effect, provided that neither the Company nor any Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles.

     6.4. Maintenance of Properties.
          --------------------------  The Company will maintain,
preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions.

     6.5.  Maintenance of Records.
           -----------------------  The Company will  keep,  and
will cause each Restricted Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the independent certified public accountants), and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

     6.6.  Financial Information and Reports.
           ----------------------------------  The Company  will
furnish to you and to any other Institutional Holder (in duplicate if you or such other holder so request) the following:

     (a) As soon as available and in any event within 45 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, a consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of such period and consolidated statements of earnings of the Company and its Restricted Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period, and consolidated statements
of cash flows beginning on the first day of such fiscal year and ending in each case on the date of such balance sheet, setting forth in comparative form (x) the corresponding consolidated statements of income for the corresponding periods of the preceding fiscal year, (y) the corresponding consolidated statements of cash flows for the corresponding year to date period of the preceding fiscal year and (z) a consolidated balance sheet as of the end of the preceding fiscal year, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto) and certified by the chief financial officer or chief accounting officer of the Company
(i) outlining the basis of presentation, and (ii) stating that the information presented in such statements presents fairly the financial position of the Company and its Restricted Subsidiaries and the results of operations for the period, subject to customary year-end audit adjustments;

     (b) As soon as available and in any event within 90 days after the last day of each fiscal year, consolidated balance sheets of the Company and its Restricted Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto) and accompanied by a report, unqualified as to scope of audit and unqualified as to going concern as to the consolidated balance sheet and the related consolidated statements of income, changes in stockholders' equity and cash flows, of KPMG LLP or any other firm of independent public accountants of recognized national standing selected by the Company to the effect that such financial statements have been prepared in conformity with generally accepted accounting principles and present fairly, in all material respects, the financial position of the Company and its Restricted Subsidiaries and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards;

     (c) Together with the financial statements delivered pursuant to paragraphs (a) and (b) of this Section 6.6, (i) a management's discussion and analysis of the financial condition and results of operations for the periods reported upon by such financial statements, which discussion and analysis shall satisfy the requirements of Item 303 of Securities and Exchange Commission Regulation S-K; and (ii) a certificate of the chief financial officer or chief accounting officer, in substantially the form of attached Exhibit D, (x) to the effect that such officer has re-examined the terms and provisions of this Agreement and that at the date of such certificate, during the periods covered by such financial reports and as of the end of such periods, the Company is not, or was not, in default in the fulfillment of any of the terms, covenants, provisions and conditions of this Agreement and that no Default or Event of Default is occurring or has occurred as of the date of such certificate, during such periods and as of the end of such periods, or if the signer is aware of any Default or Event of Default, such officer shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken or proposes to take with respect thereto, and
(y)   stating   whether  the  Company  is  in   compliance   with
Sections 7.1 through 7.11 and setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of Sections 7.1 through 7.8 during the periods covered by the financial reports then being furnished and as of the end of such periods; and (iii) comparable unaudited financial statements for all Unrestricted Subsidiaries as a group (if any);

     (d) Together with the financial reports delivered pursuant to paragraph (b) of this Section 6.6, a letter of the independent certified public accountants stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Default or Event of Default hereunder (the occurrence of which is ascertainable by accountants in the course of normal audit procedures) or, if such accountants shall have obtained knowledge of any such Default or Event of Default, describing the nature thereof and the length of time it has existed;

     (e) Promptly after the Company obtains knowledge thereof, notice of any litigation or any governmental proceeding pending against the Company or any Subsidiary in which liability might reasonably be expected to exceed $5,000,000 or which might reasonably be expected to otherwise have a Material Adverse Effect;

     (f) As soon as available, copies of each financial statement, notice, report and proxy statement which the Company shall furnish to its stockholders; copies of each registration statement and periodic report, including but not limited to Forms 8-K, 10-K and 10-Q, which the Company may file with the Securities and Exchange Commission, and any other similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended; without duplication, copies of each report (other than reports relating solely to the issuance of, or transactions by others involving, its securities) relating to the Company or its securities which the Company may file with any securities exchange on which any of the Company's securities may be registered; copies of any orders in any material proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries; and, except at such times as the Company is a reporting company under
Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as any holder of the Notes or prospective purchaser of the Notes may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A under the Securities Act in connection with the resale by it of the Notes;

     (g)   As  soon  as  available, a copy of each  other  report
submitted to the Company or any Restricted Subsidiary by independent accountants retained by the Company or any Subsidiary in connection with any interim or special audit made by them of the books of the Company or any Restricted Subsidiary;

     (h) Promptly following any change in the composition of the Company's Restricted Subsidiaries from that set forth in Annex I, as theretofore updated pursuant to this paragraph, an updated list setting forth the information specified in Annex I;

     (i) Such additional information as you or such other Institutional Holder of the Notes may reasonably request concerning the Company and its Restricted Subsidiaries, including but not limited to copies of any management letters submitted  to
the   Company   or  any  Restricted  Subsidiary  by   independent
accountants.

     6.7.  Inspection of Properties and Records.
           -------------------------------------  The  Company
will allow, and will cause each Restricted Subsidiary to allow, any representative of you or any other Institutional Holder, so long as you or such other Institutional Holder holds any Note, to visit and inspect any of its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers and its public accountants all at such reasonable times as you or such Institutional Holder may reasonably request. If no Default or Event of Default has occurred and is continuing, you or such Institutional Holder shall be limited to one such visit or inspection per calendar year. If a Default or Event of Default has occurred and is continuing, there shall be no limit on such visits and inspections, and the Company shall bear the expenses of any such visits or inspections. The Company shall have the right to schedule any meetings with its accountants, provided that you or any other Institutional Holder shall have the right to exclude all Company representatives from such meetings.

     6.8.  ERISA.
           ------ (a) All assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under each Plan of the Company or any ERISA Affiliate, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA.

     (b) The Company will not at any time permit any Plan established, maintained or contributed to by it or any Subsidiary in the United States or ERISA Affiliate to:

          (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

          (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived;
or

          (iii) be terminated under circumstances which are likely to result in the imposition of a lien on the property of the Company or any such Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company;

if the event or condition described in clauses (i), (ii) or (iii) above is likely to subject the Company or any Restricted Subsidiary or ERISA Affiliate to liabilities which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (c) The Company will furnish you or any other Institutional Holder a copy of the annual report of each pension benefit Plan (Form 5500) required to be filed with the Internal Revenue Service no later than 45 days after the date such report has been filed with the Internal Revenue Service.

     (d) Promptly upon obtaining knowledge of the occurrence thereof, the Company will give you and each other Institutional
Holder notice of (i) a reportable event with respect to any

Plan;
(ii) the institution of any steps by the Company, any Subsidiary, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; (iii) the institution of any steps by the Company, any Subsidiary, or any ERISA Affiliate to withdraw from any Plan;
(iv)  a  prohibited  transaction in  connection  with  any  Plan;
(v) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing which, in any of the events specified above, could reasonably be expected to result in a Material Adverse Effect.

     6.9.  Compliance with Laws.
           ---------------------  (a) The Company  will  comply,
and will cause each Subsidiary to comply, with all laws, rules and regulations, including Environmental Laws, relating to its or their respective businesses; provided, however, that the Company and its Subsidiaries shall not be required to comply with laws, rules and regulations (i) the validity or applicability of which are being contested in good faith and by appropriate proceedings and as to which the Company has established adequate reserves on its books or (ii) where such failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Promptly upon the occurrence thereof, the Company will give you and each other Institutional Holder notice of the institution of any proceedings against the Company or any Subsidiary, or the receipt of notice of any Environmental Claim, which if determined adversely might reasonably be expected to have a Material Adverse Effect.

     6.10.      Acquisition of Notes.
                ---------------------  Neither the  Company  nor
any Subsidiary or Affiliate, directly or indirectly, will repurchase or offer to repurchase any Notes unless the offer is made to repurchase Notes pro rata from all holders at the same time and on the same terms. The Company will forthwith cancel any Notes in any manner or at any time acquired by the Company or any Subsidiary or Affiliate and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

     6.11.      Private  Placement Number; NAIC.
                --------------------------------  The  Company
consents to (i) the filing of copies of this Agreement with Standard & Poor's Corporation to obtain a private placement number and (ii) the filing of copies of the financial statements delivered pursuant to Section 6.6(b) with the National Association of Insurance Commissioners.

     6.12.      Proposed Change of Control.
                ---------------------------  Promptly  following
the day on which the Company first learns of a proposed Change of Control, the Company shall provide information to each holder of Notes regarding the nature and details of such proposed Change of Control.

     6.13.      Nature of Business.
                ------------------- The Company will, and will cause each Restricted Subsidiary to, engage only in the business of designing, marketing, installing and supporting information systems for the healthcare industry, as described in the Private Placement Memorandum dated March 1999, except that Cerner Properties, Inc. is and will be engaged in owning and operating the Rock Creek Office Park.

     6.14.      Prepayment of 8.30% Senior Notes.
                ---------------------------------  The  Company
will prepay no later than one Business Day after the Closing Date its outstanding 8.30% Senior Notes due August 1, 2004 in accordance with the terms Section 2.2 of the Note Agreement dated as of July 1, 1994; provided, however, that the Company shall not be required to give the notice of such prepayment contemplated by
Section 2.3(a) of such Note Agreement.

7.  NEGATIVE COVENANTS

      The Company agrees that, for so long as any amount remains unpaid on any Note:

     7.1.  Tangible Net Worth.
           ------------------- The Company will not permit its Consolidated Tangible Net Worth to be less than $200,000,000 plus the sum of 50% of Consolidated Net Income (without reduction for any losses) for each fiscal quarter of the Company ending after January 2, 1999.

     7.2.  Fixed Charge Ratio.
           -------------------  The Company will not at any time
permit  the  ratio  of  Consolidated Income Available  for  Fixed
Charges   to  Fixed  Charges  for  the  Company's  most  recently
completed four fiscal quarters to be less than 2.0 to 1.0.

     7.3.  Indebtedness Ratios.
           -------------------- The Company will not permit at any time the ratio of (a) Consolidated Indebtedness to Consolidated Total Capitalization (calculated as of the end of each fiscal quarter) to be more than .60 to 1.00 or
(b) Consolidated Senior Indebtedness to Consolidated Total Capitalization (calculated as of the end of each fiscal quarter) to be more than .45 to 1.00.

     7.4. Liens.
          ------ The Company will not, and will not permit any Restricted Subsidiary to, create, assume, or incur, or permit to exist, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired except:

     (a) Liens existing on property of the Company or any Restricted Subsidiary as of the date of this Agreement that are described in attached Annex III;

     (b) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith and as to which the Company has established adequate reserves on its books;

     (c) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed and such Liens are being contested in good faith and as to which the Company has established adequate reserves on its books;

     (d) Defects in title and Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, including encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property, landlord's and lessor's liens in the ordinary course of business, which in the aggregate do not materially interfere with the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole or materially impair the value of the property subject thereto for the purpose of such business;

     (e) Liens (i) existing on real property at the time of its acquisition by the Company or a Restricted Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or such Restricted Subsidiary or (ii) on property created substantially contemporaneously with the date of acquisition or completion of construction thereof to secure or provide for all or a portion of the purchase price or cost of construction of such property or
(iii) existing on property of a corporation at the time such corporation is merged into or consolidated with or is acquired by, or substantially all of its assets are acquired by, the Company or a Restricted Subsidiary and not created in contemplation thereof; provided that such Liens do not extend to other property of the Company or any Subsidiary, that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed 100% of the lesser of the cost or fair market value (at the time of acquisition or completion of construction) of the property subject thereto and that no Default or Event of Default exists immediately prior to or after such acquisition or incurrence;

     (f) Capitalized Leases in existence as of the date of this Agreement and disclosed in the attached Annex IV;

     (g) Pledges or deposits under worker's compensation or unemployment insurance laws and liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's, vendors' and similar Liens or priorities, not securing Indebtedness and arising in the ordinary course of business or which are incidental to the construction, maintenance or operation of any property, which are either
(i) not of record or (ii) of record but are being contested in good faith by appropriate proceedings and for which the Company has set aside on its books adequate reserves in accordance with generally accepted accounting principles and which do not materially detract from the usefulness of the property to which they pertain in the business of the Company or the Restricted Subsidiary owning the same;

     (h)  Liens not otherwise permitted by paragraphs (a) through
(g) above incurred subsequent to the Closing Date to secure Indebtedness, provided that, the sum of without duplication, (x) outstanding Indebtedness of the Company and its Restricted Subsidiaries secured by Liens incurred pursuant to this paragraph
(h), (y) other Indebtedness of Restricted Subsidiaries (other than Indebtedness of a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary) outstanding, and
(z) outstanding preferred stock of Restricted Subsidiaries (other than preferred stock held by the Company or a Wholly-Owned Restricted Subsidiary), does not at any time exceed 20% of Consolidated Tangible Net Worth. Other than Liens to secure Indebtedness of a Restricted Subsidiary to the Company or another Wholly-Owned Restricted Subsidiary, no such Liens permitted by this paragraph (h) shall be created to secure pre-existing Indebtedness or any extension, renewal or replacement of such Indebtedness or any Indebtedness (whether or not pre-existing Indebtedness) under any pre-existing agreement or under any extension, renewal or replacement of such an agreement; and

     (i) Liens resulting from extensions, renewals, refinancings and refundings of Indebtedness secured by Liens permitted by paragraph (a) above, provided there is no increase in the principal amount of Indebtedness secured thereby at the time of renewal, any new Lien attaches only to the same property theretofore subject to such earlier Lien, there exists no Default or Event of Default, and the Company would be in compliance with
Section 7.1 and Section 7.3, on a pro forma basis.

     7.5. Restricted Payments.
          -------------------- The Company will not, except as hereinafter provided:

     (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company);

     (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock;

     (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

     (d) make, or permit any Restricted Subsidiary to make, any Restricted Investment;

(all such declarations, payments, purchases, redemptions, retirements, distributions and Investments described in clauses
(a) through (d) being herein collectively called "Restricted Payments") if, after giving effect thereto, (1) the aggregate amount of Restricted Payments subsequent to January 2, 1999 to and including the date of the making of the Restricted Payment in question, would exceed the sum of (i) $40,000,000 plus, (ii) 50% of Consolidated Net Income (or less 100% of any net deficit) for each fiscal quarter of the Company ending after January 2, 1999, plus (iii) the net cash proceeds received by the Company after January 2, 1999 from the sale of shares of its common stock or evidences of Indebtedness which are subsequently converted into or exchanged for its common stock, or (2) a Default or an Event of Default would exist, or (3) the Company would no longer be in compliance with Section 7.1 or 7.3, on a pro forma basis.

     7.6.  Merger  or Consolidation.
           -------------------------  The Company will  not,  and
will   not   permit  any  Restricted  Subsidiary  to,  merge   or
consolidate with, or sell all or substantially all of its assets to, any Person, except that:

     (a) The Company may consolidate with or merge into, or sell all or substantially all of its assets to, any Person or permit any Person to merge into it, provided that immediately before and after giving effect thereto,

          (i) Subject to the provisions of Section 2.2(b), the Company is the successor corporation or, if the Company is not the successor corporation, the successor corporation is a solvent corporation organized under the laws of a state of the United States of America or the District of Columbia with substantially all of its assets located in the United States of America, shall expressly assume in writing the Company's obligations under the Notes and this Agreement, and the holders of the Notes shall receive a favorable opinion of counsel reasonably acceptable to them as to the validity and enforceability of such assumption;

          (ii) There shall exist no Default or Event of Default;

          (iii) The Company would be in compliance with Sections 7.1 and 7.3 on a pro forma basis; and

     (b) Any Restricted Subsidiary may (i) merge into the Company or another Wholly-Owned Restricted Subsidiary or
(ii) sell, transfer or lease all or any part of its assets to the Company or to another Wholly-Owned Restricted Subsidiary or
(iii) merge into any Person which, as a result of such merger, becomes a Wholly-Owned Restricted Subsidiary provided in each such instance that immediately after giving effect thereto there shall exist no Default or Event of Default.

     7.7.  Sale of Assets.
           --------------- The Company will not, and will not permit any Restricted Subsidiary to, sell, lease (including a sale and leaseback transaction), transfer or otherwise dispose of (collectively a "Disposition"), any assets (including capital stock of a Subsidiary), in one or a series of transactions (other than in the ordinary course of business or as permitted by
Section 7.6) to any Person, other than the Company or a Wholly-Owned Restricted Subsidiary, if:

     (a) during the twelve calendar months immediately preceding such Disposition, after giving effect to such Disposition the aggregate book value of all assets subject to Dispositions during such twelve month period would exceed 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal quarter, or the Consolidated Net Income attributable to the assets included in such Dispositions during such twelve month period would exceed 10% of Consolidated Net Income for the twelve months ending as of the most recently completed fiscal quarter of the Company; or

     (b) the aggregate net book value of all assets subject to Dispositions since the Closing Date would exceed 20% of
Consolidated Total Assets as of the end of the fiscal quarter immediately preceding such Disposition or the Consolidated Net Income attributable to the assets subject to Dispositions since the Closing Date would exceed 20% of Consolidated Net Income for such period; or

     (c) there exists or would exist a Default or Event of Default.

Notwithstanding the foregoing, the assets subject to a Disposition shall not be subject to or included in the foregoing limitation and computation if, within 180 days of such Disposition, the net proceeds therefrom are either (i) reinvested in similar assets of the Company or its Restricted Subsidiaries or (ii) applied by the Company to the pro rata prepayment of Senior Indebtedness, including prepayment of the Notes pursuant to Section 2.2(a). Notwithstanding anything in the foregoing to the contrary, the Company will not, and will not permit any Restricted Subsidiary to, sell or discount any accounts receivable; provided that the Company and its Restricted
Subsidiaries may sell without recourse in any fiscal year accounts receivable that do not exceed in the aggregate 5% of Consolidated Net Worth as of the beginning of such fiscal year.

     7.8. Disposition of Stock of Restricted Subsidiaries. ------------------------------------------------ The
Company will not permit any Restricted Subsidiary to issue or sell the capital stock of a Restricted Subsidiary, or any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock, to any Person other than the Company or another Wholly-Owned Restricted

Subsidiary. The Company will not, and will not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of (other than to the Company or another Wholly-Owned Restricted Subsidiary) any capital stock (including any warrants, rights or options to purchase, or securities convertible into or exchangeable for, capital stock) or Indebtedness of any Restricted Subsidiary unless:

          (i)   simultaneously therewith all Investments in  such
Restricted  Subsidiary  owned  by  the  Company  and  any   other
Restricted Subsidiary are simultaneously disposed of as an entirety;

          (ii) the board of directors of the Company shall have determined that such sale, transfer or disposition is in the best interests of the Company;

          (iii) such sale, transfer or other disposition is to a Person for a cash consideration and on terms reasonably deemed by the board of directors to be adequate and satisfactory;

          (iv) such Restricted Subsidiary does not have any continuing Investment in the Company or any other Restricted
Subsidiary not being simultaneously disposed of; and

          (v) such sale, transfer or other disposition is permitted by Section 7.7.

     7.9. Designation of Unrestricted Subsidiaries.
          -----------------------------------------  The Company
will  not  designate any Restricted Subsidiary as an Unrestricted
Subsidiary unless immediately before and after such designation:

     (a) Such Subsidiary does not own any Investment in the Company or any Restricted Subsidiary;

     (b)  There exists no Default or Event of Default; and

     (c)   The Company is in compliance with Sections 7.1 and 7.3
(on a pro forma basis giving effect to such designation); and

     (d) Such Subsidiary has not theretofore at any time been designated as an Unrestricted Subsidiary.

     7.10.      Transactions with Affiliates.
                -----------------------------  The Company  will
not, and will not permit any Restricted Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate except in the ordinary course of business as presently conducted and on terms and conditions no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     7.11.      Guaranties.
                ----------- The Company will not, and will not permit any Restricted Subsidiary to become or be liable in respect to any Guaranty of Indebtedness for borrowed money except Guaranties which are limited in amount to a stated maximum principal amount of dollar exposure.

8.  EVENTS OF DEFAULT AND REMEDIES THEREFOR

     8.1.  Nature of Events.
           ----------------- An "Event of Default" shall exist if any one or more of the following occurs:

     (a) Any default in the payment of interest when due on any of the Notes and continuance of such default for a period of five
Business Days;

     (b) Any default in the payment when due of the principal of any of the Notes or the Make-Whole Amount thereon, if any, or the premium thereon, if any;

     (c) Any default (i) in the payment of the principal of or interest on any other Indebtedness of the Company and its Restricted Subsidiaries aggregating in excess of $5,000,000 in principal as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise) and the continuation of such default beyond the period of grace, if any, allowed with respect thereto, or (ii) (other than a payment default) under any mortgages, agreements or other instruments of the Company and its Restricted Subsidiaries under or pursuant to which such Indebtedness aggregating in excess of $5,000,000 in principal amount is outstanding which default results in the acceleration of such Indebtedness;

     (d) Any default in the observance of any covenant or agreement contained in Sections 6.14, 7.1, 7.2, 7.3 or 8.7;

     (e) Any default in the observance of any covenant or agreement contained in Sections 7.4 through 7.11 which is not remedied within 15 days;

     (f) Any default in the observance or performance of any other covenant or provision of this Agreement which is not remedied within 20 days;

     (g) Any representation or warranty made by the Company in this Agreement or in any written statement or certificate furnished by the Company in connection with the issuance and sale of the Notes or furnished by the Company pursuant to this Agreement, proves incorrect in any material respect as of the date of the issuance or making thereof;

     (h) Any judgment, writ or warrant of attachment or any similar process in an aggregate amount in excess of $10,000,000 shall be entered or filed against the Company or any Subsidiary or against any property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 30 days after the Company or any Subsidiary receives notice thereof;

     (i)  The Company or any Restricted Subsidiary shall

          (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

          (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"); file an answer or other pleading admitting or failing to deny the material allegations of such a petition; fail to file, within the time allowed for such purpose, an answer or other pleading denying or otherwise controverting the material allegations of such a petition; or file an answer or other pleading seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

          (iii) make an assignment of all or a substantial part of its property for the benefit of its creditors;

          (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

          (v)  be finally adjudicated a bankrupt or insolvent;

          (vi) be subject to the entry of a court order, or the institution of proceedings, which shall not be vacated, set aside, stayed or dismissed within 30 days from the date of entry or institution, (A) appointing, or seeking the appointment of, a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, or (B) for relief pursuant to an involuntary case brought under, or effecting an arrangement in, bankruptcy or (C) for a reorganization pursuant to the Bankruptcy Laws or (D) for any other judicial modification or alteration of the rights of creditors; or

          (vii) be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 30 days from its inception.

     8.2.  Remedies  on  Default.
           ----------------------  When  any  Event  of  Default
described in paragraphs (a) through (h) of Section 8.1 has occurred and is continuing, the holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company, declare the entire principal, together with the Make-Whole Amount (to the extent permitted by law), and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived. Notwithstanding the foregoing, when
(i)  any Event of Default described in paragraphs (a) or  (b)  of
Section 8.1 has occurred and is continuing, any holder may by notice to the Company declare the entire principal, together with the Make-Whole Amount (to the extent permitted by law), and all interest accrued on the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived and (ii) where any Event of Default described in paragraph (i) of Section 8.1 has occurred, then the entire principal, together with the Make-Whole Amount (to the extent permitted by law) and all interest accrued on all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes or any of them becoming due and payable as aforesaid, the Company will forthwith pay to the holders of such Notes the entire principal of and interest accrued on such Notes, plus the Make-Whole Amount which shall be calculated on the Determination Date.

     8.3. Annulment of Acceleration of Notes.
          -----------------------------------  The provisions of
Section 8.2 are subject to the condition that if the principal of and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (h), inclusive, of
Section 8.1, the holder or holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 8.2) shall have been duly paid and (iii) each and every Default or Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

     8.4.  Other  Remedies.
           ---------------- If any Event of Default shall be continuing, any holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

     8.5. Conduct No Waiver; Collection Expenses.
          ---------------------------------------  No course  of
dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

     8.6.  Remedies  Cumulative.
           --------------------- No right or remedy conferred upon or reserved to any holder of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given under this Agreement or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

     8.7.  Notice of Default.
           ------------------ With respect to Defaults, Events of Default or claimed defaults, the Company will give the following notices:

     (a) The Company promptly, but in any event within 5 days after the day on which an executive officer of the Company first obtains knowledge thereof, will furnish to each holder of a Note written notice of the occurrence of a Default or an Event of
Default.   Such notice shall
specify the nature of such  default,
the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

     (b) If the holder of any Note or of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.

9.  AMENDMENTS, WAIVERS AND CONSENTS

     9.1.  Matters Subject to Modification.
           --------------------------------  Any term, covenant,
agreement or condition of this Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder or holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that, without the written consent of the holder or holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change the time of payment (including any required prepayment) of the principal of or the interest on any Note,
(ii) reduce the principal amount thereof or the premium, if any, or change the rate of interest thereon, (iii) change any provision of any instrument affecting the preferences between holders of the Notes or between holders of the Notes and other creditors of the Company, or (iv) change any of the provisions of
Section 8.2, Section 8.3 or this Section 9. Notwithstanding anything contained in this Section 9.1 to the contrary, so long as any Purchaser and its affiliates, collectively, hold Notes aggregating at least $20,000,000, any amendment or waiver under this Agreement shall require the consent of such holders.

      For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate thereof, shall not be deemed outstanding.

     9.2.  Solicitation of Holders of Notes.
           ---------------------------------  The  Company  will
not, directly or indirectly, solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information, including but not limited to the making of updated representations and warranties comparable in scope to those set forth in Section 3.1, to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 9 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

     9.3.  Binding Effect.
           ---------------  Subject to the last sentence of this
Section 9.3, any amendment or waiver shall apply equally to all holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto. Any consent made by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate thereof and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

10. FORM   OF   NOTES,  REGISTRATION,  TRANSFER,   EXCHANGE   AND
     REPLACEMENT

     10.1.      Form  of  Notes.
                ---------------- Each Note initially delivered under this Agreement will be in the form of one fully registered
Note in the form attached as Exhibit A-1 or A-2, as appropriate. The Notes are issuable only in fully registered form and in denominations of at least $100,000 (or the remaining outstanding balance thereof, if less than $100,000).

     10.2.      Note  Register.
                --------------- The Company shall cause to be kept at its principal office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Section 10.

     10.3.     Issuance of New Notes upon Exchange or Transfer.
               ------------------------------------------------
Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.2, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may condition its issuance of any new Note in connection with a transfer by any Person on compliance with Section 3.2, by Institutional Holders on compliance with Section 2.5 and on the payment to the

Company of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

     10.4.      Replacement of Notes.
                --------------------- Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or in the event of such mutilation upon surrender and cancellation of the Note, the Company, without charge to the holder thereof, will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by you or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of such loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

11. MISCELLANEOUS

     11.1.      Expenses.
                ---------  Whether or not the purchase of  Notes
herein contemplated shall be consummated, the Company agrees to pay directly all reasonable expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement, including, but not limited to, out-of-pocket expenses, filing fees of Standard & Poor's Corporation in connection with obtaining a private placement number, charges and disbursements of special counsel, photocopying and printing costs and charges for shipping the Notes, adequately insured, to you at your home office or at such other address as you may designate, and all similar expenses (including the fees and expenses of counsel) relating to any amendments, waivers or consents in connection with this Agreement or the Notes, including, but not limited to, any such amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company agrees, to the extent permitted by applicable law, to pay and indemnify each holder of Notes against any reasonable costs and expenses, including attorneys' fees and disbursements, incurred by such holder in evaluating (in connection with any investigation, litigation or other proceedings involving the Company (including, without limitation, any threatened investigation or proceeding) relating to this Agreement) and enforcing any rights or remedies under this Agreement or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby, including without limitation costs and expenses incurred in any bankruptcy of the Company. Without limiting the foregoing, to the extent permitted by applicable law, the Company also agrees to pay the reasonable fees, expenses and disbursements of an investment bank or other firm acting as financial adviser to any holder of Notes following the occurrence and during the continuance of a Default or an Event of Default or in connection with any amendment or waiver proposed in connection with any Default or Event of Default or any workout, restructuring or similar negotiations relating to the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes (but not in connection with a transfer of any Notes), whether or not any Notes are then
outstanding.    The  obligations  of  the  Company   under   this
Section 11.1 shall survive the retirement of the Notes.

     11.2.      Notices.
                -------- Except as otherwise expressly provided herein, all communications provided for in this Agreement shall be in writing and delivered or sent by registered or certified mail, return receipt requested, or by overnight courier (i) if to you, to the address set forth below your name in Schedule I, or to such other address as you may in writing designate, (ii) if to any other holder of the Notes, to such address as the holder may designate in writing to the Company, and (iii) if to the Company, to Cerner Corporation, 2800 Rockcreek Parkway, Kansas City, Missouri 64117, Attention: President, with a copy to the General Counsel at the same address, or to such other address as the Company may in writing designate.

     11.3.      Reproduction of Documents.
                --------------------------  This  Agreement  and
all  documents  relating hereto, including,  without  limitation,
(i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by you at the closing of the purchase of the Notes (except the Notes themselves), and
(iii) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.

     11.4.      Successors  and Assigns.
                ------------------------  This  Agreement  will
inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     11.5.      Law Governing.
                -------------- This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     11.6.      Headings.
                --------- The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11.7.      Counterparts.
                ------------- This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.3.

     11.8. Reliance on and Survival of Provisions. ----------------------------------------- All
covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant to this Agreement, whether or not in connection with a closing, (i) shall be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement and the Notes.

     11.9.      Integration and Severability.
                -----------------------------  This  Agreement
embodies the entire agreement and understanding between you and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and in any Note, and any other application thereof, shall not in any way be affected or impaired thereby.

     11.10.     Confidential Information.
                -------------------------  For the  purposes  of
this Section 11.10, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
(b)  subsequently  becomes  publicly  known  through  no  act  or
omission   by   you  or  any  person  acting  on   your   behalf,
(c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 6.6 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.10, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.10), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such
Confidential  Information to be bound by the provisions  of  this
Section 11.10), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 11.10 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
Section 11.10.

      IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                              CERNER CORPORATION


                              By:   /s/  Marc G. Naughton
                                 ______________________________
                              Name:  Marc G. Naughton
                              Title:  Chief Financial Officer


                              PRINCIPAL LIFE INSURANCE COMPANY

                              By:  Principal Capital Management, LLC
                                   a Delaware limited liability company,
                                   its authorized signatory


                              By:       /s/  Jon C. Heiny
                                 ______________________________

                              Its:      Counsel
                                 ______________________________


                              By:       /s/  Anne Graff Brown
                                 ______________________________

                              Its:      Counsel
                                 ______________________________


                              PRINCIPAL LIFE INSURANCE COMPANY,
                              ON BEHALF OF ONE OR MORE SEPARATE
                              ACCOUNTS

                              By:  Principal Capital Management, LLC
                                   a Delaware limited liability company,
                                   its authorized signatory


                              By:       /s/  Jon C. Heiny
                                 ______________________________

                              Its:      Counsel
                                 ______________________________


                              By:       /s/  Anne Graff Brown
                                 ______________________________

                              Its:      Counsel
                                 ______________________________

                              COMMERCIAL UNION LIFE INSURANCE
                              COMPANY OF AMERICA, a Delaware
                              corporation

                              By:  Principal Life Insurance Company,
                                   an Iowa corporation,
                                   its attorney in fact


                              By:       /s/  Jon C. Heiny
                                 ______________________________

                              Its:      Counsel
                                 ______________________________


                              By:       /s/  Anne Graff Brown
                                 ______________________________

                              Its:      Counsel
                                 ______________________________

                              NIPPON LIFE INSURANCE COMPANY OF
                              AMERICA, an Iowa corporation

                              By:  Principal Life Insurance Company,
                                   an Iowa corporation,
                                   its attorney in fact


                              By:       /s/  Jon C. Heiny
                                 ______________________________

                              Its:      Counsel
                                 ______________________________


                              By:       /s/  Anne Graff Brown
                                 ______________________________

                              Its:      Counsel
                                 ______________________________

                              JOHN HANCOCK MUTUAL LIFE INSURANCE
                              COMPANY


                              By:   /s/  Stephen J. Blewitt
                                 _______________________________

                              Name:      Stephen J. Blewitt
                                   _____________________________

                              Title:          Authorized Officer
                                    ____________________________


                              JOHN HANCOCK VARIABLE LIFE
                              INSURANCE COMPANY


                              By:   /s/  Stephen J. Blewitt
                                 ______________________________

                              Name:      Stephen J. Blewitt
                                   ____________________________

                              Title:         Authorized Officer
                                    ___________________________


                              INVESTORS PARTNER LIFE INSURANCE
                              COMPANY

                              By:    /s/  Stephen J. Blewitt
                                 ______________________________

                              Name:      Stephen J. Blewitt
                                   ____________________________

                              Title:        Authorized Officer
                                    ___________________________

                           SCHEDULE I
                           ----------

               INFORMATION RELATING TO PURCHASERS

                                        Principal Amount of
Name of Purchaser                      Notes to be Purchased
-----------------               -----------------------------------
                                      Series A        Series B
                                      --------        --------
PRINCIPAL LIFE INSURANCE COMPANY   $51,500,000      $1,000,000
                                     5,000,000


(1) All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:


      With respect to the Series A Notes:        With respect to the Series B Notes
      ABA #073000228                             ABA #073000228
      Norwest Bank Iowa, N.A.                    Norwest Bank Iowa, N.A.
      7th and Walnut Streets                     7th and Walnut Streets
      Des Moines, Iowa  50309                    Des Moines, Iowa  50309
      For   credit  to  Principal                For   credit  to  Principal
       Life Insurance Company                     Life Insurance Company
      Account No. 0000014752                     Account No. 0000014752
      OBI PFGSE (S) B0062102()Cerner             OBI PFGSE (S) B0062101()Cerner


     In each case with sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(2)  All notices with respect to payments to:

     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa  50392-0960
     Attn:  Investment Accounting - Securities
     Fax:  515-248-2643
     Confirmation:  515-247-0689

                                  Schedule I

(3)  All other communications to:

     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa  50392-0800
     Attn:  Investment - Securities
     Fax:  515-248-2490
     Confirmation:  515-248-3495

(4)  Upon closing, deliver Notes to:

     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa  50392-0301
     Attn:  Jon C. Heiny, Esq.


Tax ID #42-0127290

                                 Schedule I


                           SCHEDULE I
                           ----------


               INFORMATION RELATING TO PURCHASERS

                                        Principal Amount of
Name of Purchaser                      Notes to be Purchased
-----------------                  -------------------------------
                                      Series A         Series B
                                      --------         --------
PRINCIPAL LIFE INSURANCE COMPANY     $2,500,000       $7,500,000
ON BEHALF OF ONE OR MORE SEPARATE
ACCOUNTS


(1) All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:


      With respect to the Series A Notes:     With respect to the Series B Notes:                               Notes:

      ABA #073000228                          ABA #073000228
      Norwest Bank Iowa, N.A.                 Norwest Bank Iowa, N.A.
      7th and Walnut Streets                  7th and Walnut Streets
      Des Moines, Iowa  50309                 Des Moines, Iowa  50309
      For   credit  to  Principal             For   credit  to  Principal
       Life Insurance Company                  Life Insurance Company
      Account No. 0000032395                  Account No. 0000032395
      OBI PFGSE (S) B0062102()Cerner          OBI PFGSE (S) B0062101()Cerner



     In each case with sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(2)  All notices with respect to payments to:

     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa  50392-0960
     Attn:  Investment Accounting - Securities
     Fax:  515-248-2643
     Confirmation:  515-247-0689

                               Schedule I

(3)  All other communications to:

     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa  50392-0800
     Attn:  Investment - Securities
     Fax:  515-248-2490
     Confirmation:  515-248-3495

(4)  Upon closing, deliver Notes to:

     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa  50392-0301
     Attn:  Jon C. Heiny, Esq.

Tax ID #42-0127290

                           Schedule I

                           SCHEDULE I
                           ----------


               INFORMATION RELATING TO PURCHASERS

                                        Principal Amount of
Name of Purchaser                      Notes to be Purchased
-----------------               ------------------------------------
                                      Series A         Series B
                                      --------         --------
COMMERCIAL UNION LIFE INSURANCE                        $1,500,000
COMPANY OF AMERICA



(1) All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

     First Union (Philadelphia)
     ABA #031201467
     1500 Market Street
     Philadelphia, PA  19102-2509
     Attn:  Joe Aman
     DDA 5000012398064
     For  further  credit to Account No. 060073-02-4  (Commercial
     Union Life Insurance Company of America/Principal)

     OBI PFGSE (S) B0062101()Cerner

     With   sufficient  information  (including  interest   rate,
     maturity date, interest amount, principal amount and premium
     amount,   if   applicable)  to  identify  the   source   and
     application of such funds.

(2)  All notices with respect to payments to:

     Commercial Union Life Insurance Company of America
     c/o Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa  50392-0960
     Attn:  Investment Accounting - Securities
     Fax:  515-248-2643
     Confirmation:  515-247-0689

                            Schedule I

(3)  All other communications to:

     Commercial Union Life Insurance Company of America
     c/o Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa  50392-0800
     Attn:  Investment - Securities - Jon Davidson
     Fax:  515-248-2490
     Confirmation:  515-248-3495

(4)  Upon closing, deliver Notes to:

     Commercial Union Life Insurance Company of America
     c/o Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa  50392-0301
     Attn:  Jon C. Heiny, Esq.


Tax ID #04-2235236

                           Schedule I

                           SCHEDULE I


               INFORMATION RELATING TO PURCHASERS

                                        Principal Amount of
Name of Purchaser                      Notes to be Purchased
-----------------               -----------------------------------
                                      Series A         Series B
                                      --------         --------
NIPPON LIFE INSURANCE COMPANY OF      $800,000
AMERICA                                200,000



(1) All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

     ABA #073000228
     Norwest Bank Iowa, N.A.
     7th and Walnut Streets
     Des Moines, Iowa  50309
     For credit to Principal Life Insurance Company
     Account No. 0007051775
     OBI PFGSE (S) B0062102()Cerner

     With   sufficient  information  (including  interest   rate,
     maturity date, interest amount, principal amount and premium
     amount,   if   applicable)  to  identify  the   source   and
     application of such funds.

(2)  All notices with respect to payments to:

     Nippon Life Insurance Company of America
     c/o Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa  50392-0960
     Attn:  Investment Accounting - Securities
     Fax:  515-248-2643
     Confirmation:  515-247-0689

(3)  All other communications to:

     Nippon Life Insurance Company of America
     c/o Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa  50392-0800
     Attn:  Investment - Securities - Jon Davidson
     Fax:  515-248-2490
     Confirmation:  515-248-3495

                             Schedule I

(4)  Upon closing, deliver Notes to:

     Nippon Life Insurance Company of America
     c/o Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa  50392-0301
     Attn:  Jon C. Heiny, Esq.


Tax ID #04-2509896

                           Schedule I

                           SCHEDULE I


               INFORMATION RELATING TO PURCHASERS

                                        Principal Amount of
Name of Purchaser                      Notes to be Purchased
-----------------                 -------------------------------
                                      Series A         Series B
                                      --------         --------
JOHN HANCOCK MUTUAL LIFE                               $17,500,000
INSURANCE COMPANY                                       11,000,000


(1) All payments on account of the Notes in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12:00 noon (Boston time) to:

     BankBoston
     ABA No. 011000390
     Boston, Massachusetts  02110
     Account of:    John Hancock Mutual Life Insurance Company
                    Private Placement Collection Account
     Account Number:  541-55417
     On Order of:   Cerner Corporation; PPN No.:  15678# AC 9
     7.66% Series B Senior Notes Due April 15, 2009

(2) Contemporaneous with the above wire transfer, advice setting forth:

     (1) the full name, interest rate and maturity date of the Notes;
     (2) allocation of payment between principal and interest and any special payment; and
     (3) name and address of Bank from which wire transfer was sent shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention:     Manager
                    Investment Accounting Division, B-3
     Fax:  617-572-0628

                         Schedule I

(3) All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention:     Manager
                    Investment Accounting Division, B-3
     Fax:  617-572-0628

(4)  All  other  communications which shall include, but  not  be
     limited   to,  financial  statements  and  certificates   of
     compliance with financial covenants, shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention:     Bond and Corporate Finance Group, T-57
     Fax:  617-572-1605

(5) A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention:     Investment Law Division, T-50
     Fax:  617-572-9268


Tax ID #04-1414660

                           Schedule I

                           SCHEDULE I


               INFORMATION RELATING TO PURCHASERS

                                        Principal Amount of
Name of Purchaser                      Notes to be Purchased
-----------------                --------------------------------
                                      Series A         Series B
                                      --------         --------
JOHN HANCOCK VARIABLE LIFE                             $1,000,000
INSURANCE COMPANY


(1) All payments on account of the Notes in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12:00 noon (Boston time) to:

     BankBoston
     ABA No. 011000390
     Boston, Massachusetts  02110
     Account of:    John Hancock Mutual Life Insurance Company
                    Private Placement Collection Account
     Account Number:  541-55417
     On Order of:   Cerner Corporation; PPN No.:  15678# AC 9
     7.66% Series B Senior Notes Due April 15, 2009

(2)  Contemporaneous with the above wire transfer, advice setting forth:

     (1) the full name, interest rate and maturity date of the Notes;
     (2) allocation of payment between principal and interest and any special payment; and
     (3) name and address of Bank from which wire transfer was sent shall be delivered or faxed and mailed to:

     John Hancock Variable Life Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention:     Manager
                    Investment Accounting Division, B-3
     Fax:  617-572-0628

                         Schedule I

(3) All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed and mailed to:

     John Hancock Variable Life Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention:     Manager
                    Investment Accounting Division, B-3
     Fax:  617-572-0628

(4)  All  other  communications which shall include, but  not  be
     limited   to,  financial  statements  and  certificates   of
     compliance with financial covenants, shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention:     Bond and Corporate Finance Group, T-57
     Fax:  617-572-1605

(5) A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention:     Investment Law Division, T-50
     Fax:  617-572-9268


Tax ID #04-2664016

                           Schedule I

                           SCHEDULE I


               INFORMATION RELATING TO PURCHASERS

                                        Principal Amount of
Name of Purchaser                      Notes to be Purchased
-----------------                      ---------------------
                                      Series A         Series B
                                      --------         --------
INVESTORS PARTNER LIFE INSURANCE                       $500,000
COMPANY


(1) All payments on account of the Notes in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12:00 noon (Boston time) to:

     BankBoston
     ABA No. 011000390
     Boston, Massachusetts  02110
     Account of:    John Hancock Mutual Life Insurance Company
                    Private Placement Collection Account
     Account Number:  541-55417
     On Order of:   Cerner Corporation; PPN No.:  15678# AC 9
     7.66% Series B Senior Notes Due April 15, 2009

(2)  Contemporaneous with the above wire transfer, advice setting forth:

     (1) the full name, interest rate and maturity date of the Notes;
     (2) allocation of payment between principal and interest and any special payment; and
     (3) name and address of Bank from which wire transfer was sent shall be delivered or faxed and mailed to:

     Investors Partner Life Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention:     Manager
                    Investment Accounting Division, B-3
     Fax:  617-572-0628

                          Schedule I

(3) All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed and mailed to:

     Investors Partner Life Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention:     Manager
                    Investment Accounting Division, B-3
     Fax:  617-572-0628

(4)  All  other  communications which shall include, but  not  be
     limited   to,  financial  statements  and  certificates   of
     compliance with financial covenants, shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention:     Bond and Corporate Finance Group, T-57
     Fax:  617-572-1605

(5) A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention:     Investment Law Division, T-50
     Fax:  617-572-9268


Tax ID #13-3072894

                            Schedule I


                             ANNEX I

                          Subsidiaries


The following are Wholly-Owned Subsidiaries of Cerner Corporation and are Restricted Subsidiaries:

1.   Cerner Health Connections, Inc., a Delaware corporation

2.   Cerner Health Facts, Inc., a Delaware corporation

3.   Multum Information Services, Inc., a Delaware corporation

4.   Cerner Healthwise, Inc., a Delaware corporation

5.   Cerner Performance Logistics, Inc., a Delaware corporation

6.   Cerner Properties, Inc., a Delaware corporation

7.   Cerner International, Inc., a Delaware corporation

The  following are Subsidiaries of Cerner Corporation  or  Cerner
International, Inc. and are Wholly-Owned Subsidiaries except as otherwise noted:

1. Cerner FSC, Inc., a corporation organized under the laws of Barbados (Wholly-Owned Subsidiary of Cerner Corporation)

2.   Cerner  Canada Limited, a Delaware corporation (Wholly-Owned
     Subsidiary of Cerner Corporation)

3. Cerner (Malaysia) SDN BHD, a corporation organized under the laws of Malaysia (Cerner Corporation owns 99,998 shares, the remaining 2 shares are owned by Thomas s/o Mariassosay and Syed Mohd Tahir Bin Dato' Syed Azman, respectively)

4.   Cerner  Singapore  Limited, a Delaware corporation  (Wholly-
     Owned Subsidiary of Cerner International)

5. Cerner Corporation PTY Limited, a corporation organized under the laws of Australia (Wholly-Owned Subsidiary of Cerner International)

6.   Cerner  Limited, a corporation organized under the  laws  of the  United  Kingdom (Cerner International, Inc. owns  9,999 shares, the remaining 1 share is owned by Huntsmoor Nominees
     Limited)

7.   Cerner  Deutschland GmbH, a corporation organized under  the
     laws   of   Germany  (Wholly-Owned  Subsidiary   of   Cerner
     International)

                             Annex I

                            ANNEX II

                          Indebtedness


1.    Cerner  Corporation has a Credit Agreement with  Mercantile
Bank, a Kansas banking corporation, dated April 1, 1999, with a limit of $18,000,000 and is unsecured. The Credit Agreement terminates on March 31, 2002.

2.    Cerner Corporation has a capital lease with LeaseTec  dated
October 1, 1997 for Digital Equipment Corporation equipment (now known as Compaq Computer Corporation) in the total amount of $78,888.

3. Cerner Corporation has a Letter of Credit dated March 11, 1999 for 1 million Australian dollars with the National Australia Banks for the benefit of the Queensland Department of Communication and Information Local Government and Planning.

4.    Cerner Corporation has a bank guaranty from HypoVereinsbank
Munchen in the amount of DM 158,000 in favor of Klinikum Chemnitz with respect to a contract for Pathnet.

5. Cerner Corporation PTY Limited has put 396,836.49 Australian dollars into escrow in connection with the sale and installation of Cerner systems to royal Alexandra Hospital.

6. Cerner Corporation has a surety bond issued in favor of the University Hospital of Brooklyn for a licensed software agreement in the amount of $1,778,562 dated November 20, 1996.

7. Cerner Corporation has a surety bond issued in favor of the University of Tennessee for a licensed software agreement in the amount of $8,063,789 dated June 27, 1997.

8. Cerner Corporation has a surety bond issued in favor of State University of New York at Stony Brook for a licensed software agreement in the amount of $949,244 dated September 9, 1998.

9. Cerner Corporation has a surety bond issued in favor of the County of Los Angeles for a jail hospital information system agreement in the amount of $20,141,006 dated September 21, 1998.

                            Annex II

                            ANNEX III

                              Liens


1.    Cerner  Corporation has a Credit Agreement with  Mercantile
Bank, a Kansas banking corporation, dated April 1, 1999, with a limit of $18,000,000 and is unsecured. The Credit Agreement terminates on March 31, 2002.

2.    Cerner Corporation has a capital lease with LeaseTec  dated
October 1, 1997 for Digital Equipment Corporation equipment (now known as Compaq Computer Corporation) in the total amount of $78,888.

3. Cerner Corporation has a Letter of Credit dated March 11, 1999 for 1 million Australian dollars with the National Australia Banks for the benefit of the Queensland Department of Communication and Information Local Government and Planning.

4.    Cerner Corporation has a bank guaranty from HypoVereinsbank
Munchen in the amount of DM 158,000 in favor of Klinikum Chemnitz with respect to a contract for Pathnet.

5. Cerner Corporation PTY Limited has put 396,836.49 Australian dollars into escrow in connection with the sale and installation of Cerner systems to royal Alexandra Hospital.

6. Cerner Corporation has a surety bond issued in favor of the University Hospital of Brooklyn for a licensed software agreement in the amount of $1,778,562 dated November 20, 1996.

7. Cerner Corporation has a surety bond issued in favor of the University of Tennessee for a licensed software agreement in the amount of $8,063,789 dated June 27, 1997.

8. Cerner Corporation has a surety bond issued in favor of State University of New York at Stony Brook for a licensed software agreement in the amount of $949,244 dated September 9, 1998.

9. Cerner Corporation has a surety bond issued in favor of the County of Los Angeles for a jail hospital information system agreement in the amount of $20,141,006 dated September 21, 1998.

                            Annex III


                            ANNEX IV

                       Capitalized Leases


1.   Cerner Corporation has a capital lease with LeaseTec dated
October 1, 1997 for Digital Equipment Corporation equipment (now known as Compaq Computer Corporation) in the total amount of $78,888.

                            Annex IV

                                                      EXHIBIT A-1
                                                      -----------


                       CERNER CORPORATION


                        7.14% SENIOR NOTE

                       Due April 15, 2006

                          _____________


Registered Note No. AR-                            April 15, 1999
$_____________________                        PPN: ______________


      CERNER CORPORATION, a Delaware corporation (the "Company), for value received, promises to pay to ____________ or registered assigns, on April 15, 2006, the principal amount of __________ Dollars ($______________) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.14% per annum from the date hereof until maturity, payable on April 15 and October 15 in each year, commencing October
15, 1999, and at maturity, and to pay interest on overdue principal, Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at the rate per annum from time to time equal to the greater of (i) 9.14% or
(ii) 2.0% over the rate of interest publicly announced by The First National Bank of Chicago from time to time in Chicago as its "base" or "prime" rate (or the equivalent), until paid. Payments of the principal of, the Make-Whole Amount, if any, and interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in
Section 2.5 of the Note Agreement hereinafter defined.

      This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of April 1, 1999, entered into by the Company with the Purchasers named in
Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits.

      As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                            Exhibit A-1

      This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon and certain mandatory prepayments and offers to prepay are required to be made all in the events, on the terms and in the manner as provided in the Note Agreement.

     Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

      This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.


                                   CERNER CORPORATION


                                   By:_______________________________
                                   Its:______________________________

                          Exhibit A-1

                      GUARANTY ENDORSEMENT


      Payment of principal, interest and Make-Whole Amount, if any, with respect to this Note is guaranteed pursuant to the terms of the Subsidiary Guaranty dated April 15, 1999 executed and delivered by each of the undersigned. Subject to the terms of such Subsidiary Guaranty, which are incorporated herein by reference, each of the undersigned, jointly and severally, guarantees the prompt payment when due of the principal, Make-Whole Amount, if any, and interest on this Note.

CERNER HEALTH CONNECTIONS, INC.         CERNER PROPERTIES, INC.


By:____________________________         By:_________________________________

Print Name:____________________         Print Name:_________________________

Title:_________________________         Title:______________________________


CERNER  INTERNATIONAL, INC.             MULTUM INFORMATION SERVICES, INC.

By:____________________________         By:_________________________________

Print Name:____________________         Print Name:_________________________

Title:_________________________         Title:______________________________


CERNER HEALTH FACTS, INC.


By:____________________________

Print Name:____________________

Title:_________________________

                                    Exhibit A-1

                                                                  EXHIBIT A-2
                                                                  -----------


                       CERNER CORPORATION


                        7.66% SENIOR NOTE

                       Due April 15, 2009

                          _____________


Registered Note No. BR-                            April 15, 1999
$_____________________                        PPN: ______________


      CERNER CORPORATION, a Delaware corporation (the "Company), for value received, promises to pay to ____________ or registered assigns, on April 15, 2009, the principal amount of __________ Dollars ($______________) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.66% per annum from the date hereof until maturity, payable on April 15 and October 15 in each year, commencing October
15, 1999, and at maturity, and to pay interest on overdue principal, Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at the rate per annum from time to time equal to the greater of (i) 9.66% or
(ii) 2.0% over the rate of interest publicly announced by The First National Bank of Chicago from time to time in Chicago as its "base" or "prime" rate (or the equivalent), until paid. Payments of the principal of, the Make-Whole Amount, if any, and interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in
Section 2.5 of the Note Agreement hereinafter defined.

      This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of April 1, 1999, entered into by the Company with the Purchasers named in
Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits.

      As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                                 Exhibit A-2

      This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon and certain mandatory prepayments and offers to prepay are required to be made all in the events, on the terms and in the manner as provided in the Note Agreement.

     Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

      This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.


                                   CERNER CORPORATION


                                   By:________________________________
                                   Its:_______________________________

                            Exhibit A-2

                      GUARANTY ENDORSEMENT


      Payment of principal, interest and Make-Whole Amount, if any, with respect to this Note is guaranteed pursuant to the terms of the Subsidiary Guaranty dated April 15, 1999 executed and delivered by each of the undersigned. Subject to the terms of such Subsidiary Guaranty, which are incorporated herein by reference, each of the undersigned, jointly and severally, guarantees the prompt payment when due of the principal, Make-Whole Amount, if any, and interest on this Note.

CERNER HEALTH CONNECTIONS, INC.         CERNER PROPERTIES, INC.


By:____________________________         By:_______________________________

Print Name:____________________         Print Name:_______________________

Title:_________________________         Title:____________________________


CERNER INTERNATIONAL, INC.              MULTUM INFORMATION SERVICES, INC.

By:____________________________         By:_______________________________

Print Name:____________________         Print Name:_______________________

Title:_________________________         Title:____________________________


CERNER HEALTH FACTS, INC.


By:____________________________

Print Name:____________________

Title:_________________________

                               Exhibit A-2

                                                        EXHIBIT B
                                                        ---------


                          LEGAL OPINION
                     OF PURCHASERS' COUNSEL


      The opinion of Gardner, Carton & Douglas, special counsel for the Purchasers, shall be to the effect that:

      1. The Company is a corporation validly existing in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes.

      2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

      3. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes and the issuance do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      4. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation and By-Laws of the Company.

      5. The issuance and sale of the Notes by the Company and the execution and delivery of the Subsidiary Guaranty by the Guarantors will not conflict with, or constitute a breach or violation of, any Federal law or regulation that, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Agreement.

The opinion of Gardner, Carton & Douglas also shall state that the legal opinion of Randy D. Sims, Chief Legal Officer for the Company, and Lynn R. Marasco, Senior Corporate Counsel for the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to it, and, in its opinion, the Purchasers and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.

                              Exhibit B

                                                        EXHIBIT C
                                                        ---------



                          LEGAL OPINION
                      OF COMPANY'S COUNSEL


      The  opinion of Randy D. Sims, Chief Legal Officer for  the
Company,  and Lynn R. Marasco, Senior Corporate Counsel  for  the
Company, shall be to the effect that:

     1. Each of the Company and each Guarantor is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and each has all requisite corporate power and authority to carry on the business now being conducted by it, to own its property and, in the case of the Company, to enter into and perform the Agreement and to issue and sell the Notes and, in the case of the Guarantors, to enter into and perform the Subsidiary Guaranty.

      2. The Agreement, the Notes and the Subsidiary Guaranty have been duly authorized by proper corporate action on the part of the Company and each of the Guarantors to the extent a party thereto, have been duly executed and delivered by an authorized officer thereof, and constitute the legal, valid and binding agreements of the Company and each of the Guarantors to the extent a party thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

      3. The offering, sale and delivery of the Notes and the delivery of the Subsidiary Guaranty do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

       4.     No  authorization,  approval  or  consent  of   any
governmental or regulatory body is necessary or required in connection with the lawful execution and delivery by the Company of the Agreement, the lawful execution and delivery by the
Guarantors of the Subsidiary Guaranty, the lawful offering, issuance and sale by the Company of the Notes or the lawful issuance of the Subsidiary Guaranty by the Guarantors, and no designation, filing, declaration, registration and/or qualification with any governmental authority is required in connection with the offer, issuance and sale of the Notes by the Company or the lawful issuance of the Subsidiary Guaranty by the Guarantors.

      5. The issuance and sale of the Notes by the Company and compliance with the terms and provisions of the Notes and the Agreement by the Company and compliance with the terms and provisions of the Subsidiary Guaranty by each of the Guarantors will not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or

                             Exhibit C

result in the creation or imposition of any Lien upon the property of the Company or any Subsidiary pursuant to the provisions of (i) the Certificate of Incorporation (or other charter document) or By-Laws of the Company or any Subsidiary or any loan agreement under which the Company or any Subsidiary is bound, or other agreement or instrument known to such counsel under which the Company or any Subsidiary is a party or by which any of them or their property is bound or may be affected or
(ii) any law (including usury laws) or regulation, order, writ, injunction or decree of any court or governmental authority applicable to the Company or any Subsidiary.

      6. There are no actions, suits or proceedings pending, or to such counsel's knowledge, threatened against, or affecting the Company or any Subsidiary, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which are likely to result, either individually or in the aggregate, in a Material Adverse Effect.

      7. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof, as such terms are defined in the Investment Company Act of 1940, as amended.

      8. The issuance of the Notes and the use of the proceeds of the sale of the Notes to repay Indebtedness of the Company to banks do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II).

The opinion of Randy D. Sims and Lynn R. Marasco shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and with respect to matters governed by the laws of any jurisdiction other than the United States of America and the States of Delaware and Missouri, such counsel may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable.

                              Exhibit C

                                                        EXHIBIT D
                                                        ---------

                     COMPLIANCE CERTIFICATE


      I,  ___________________________, am the Treasurer and Chief
Financial   Officer   of   _______________________________   (the
"Company").   This  certificate is being  delivered  pursuant  to
Section 6.6(c) of the Note Agreement dated as of April 1, 1999, between the Company and the Purchasers named in Schedule I thereto.

     I hereby certify as follows:

     1. Included is the Company's Form 10-Q and other financial statements for the quarter ended ____________, _____, in which are set forth the financial statements required to be provided by the Company pursuant to Section [6.6(a) or (b)] of the Note Agreement. These financial statements are complete and correct and have been prepared in accordance with generally accepted accounting principles (GAAP).

     2. I have reviewed the provisions of the Note Agreement, and have included in the Covenant Analysis the information and computations required in order to establish whether the Company was in compliance with the requirements of Section 7.1 through 7.9 at the end of the period covered by the financial statements being furnished.

     3. As of the date of the financial statements being furnished and as of the date of this certificate or at any time during the period covered by such financial statements, there existed or exists no Default or Event of Default.


_______________________       _____________________________
Date                          Treasurer and
                              Chief Financial Officer

                              Exhibit D

                        COVENANT ANALYSIS
           FOR FISCAL QUARTER ENDED __________________


$100 million Note Agreement
(all dollar amounts in 000's)

Summary Information:

Section   Description                         Requirement    Actual      Comments
-------   -----------                         -----------    ------      --------

7.1       Minimum Consolidated Tangible       $________      $_______
          Net Worth

7.2       Fixed Charge Ratio                  2.00            _______

7.3       Ratio of Consolidated Indebtedness  0.60            _______
          to Consolidated Total Capitalization

          Ratio of Consolidated Senior        0.45            _______
          Indebtedness to Consolidated Total
          Capitalization

7.4(i)    Maximum Limitation on Liens         $________      $_______

7.5       Maximum Restricted Payments         $________      $_______

7.6       Mergers or Consolidations (During
          the period of this analysis, no
          transactions subject to the
          limitations of Sec. 7.6 were
          completed.)

7.7       Sale of Assets (During the period
          of this analysis, no transactions
          subject to the limitations of
          Sec. 7.7 were completed.)

7.8       Disposition of Stock of Restricted
          Subsidiaries (During the period of the
          analysis, no transactions subject to
          the limitations of Sec. 7.8 were completed.)

                                      2
                                 Exhibit D

7.9       Designation of Unrestricted Subsidiaries
          (During the period of the analysis, the
          Company did not designate any Restricted
          Subsidiary as an Unrestricted Subsidiary.)

7.10 Transactions with Affiliates (During the period of this analysis, no transactions subject to the restrictions of Sec. 7.10 were completed.)

7.11      Guaranties


                                Exhibit D

                        COVENANT ANALYSIS
             FOR FISCAL QUARTER ENDED ______________


$100 million Note Agreement
(all dollar amounts in 000's)

SECTION        SUPPORTING CALCULATIONS
_______        _______________________

7.1  Consolidated Tangible Net Worth Minimum (CTNWM):

     Requirement:  The consolidated tangible net worth must be greater than the defined minimum allowable amount.

               CTNWM = $200,000,000 + 50% of Consolidated Net Income after 1/2/99

               __________________________________________________________________
               Consolidated Net Income after 1/2/99$________________
               __________________________________________________________________
               CTNWM =        $_____________

               Consolidated Tangible Net Worth ACTUAL (CTNWA):  $___________

               CTNWM = Stockholder's Equity - Intangibles

               __________________________________________________________________
               Stockholder's Equity        $
               Intangibles                 $_____________
               __________________________________________________________________

               CTNWA =                     $_____________
                                            _____________

               Minimum    (CTNWM)          $_____________
               Actual (CTNWA)              $_____________

     Results: Consolidated Tangible Net Worth (CTNWA) is greater than the minimum requirement.

7.2  Fixed Charge Ratio

     Requirement:                 The Fixed Charge Ratio must be greater than 2.00

               __________________________________________________________________
               Consolidated Income Available for Fixed Charges $________________
               Fixed Charges                                   $________________
               __________________________________________________________________

               Fixed Charge Ratio =       ________________

     Results:  Cerner's Fixed Charge Ratio is greater than 2.00.

                                      4
                                 Exhibit D

7.3  Limitations on Debt

     Requirement:  Cerner cannot exceed certain debt limitations as defined below using
                   Consolidated Total Capitalization (CTC)

               CTC = CTNWA + Total Debt

               ________________________________________________________________________
               ST Debt                             ______________________
               Curr LT Debt                        ______________________
               LT Debt                             ______________________
                                                   ----------------------

                  Total Debt                                           ________________
                  Consolidated Senior Debt                             ________________
                  Consolidated Debt                                    ________________
               ________________________________________________________________________

               CTC =  $_______________

7.3(a) Consolidated Debt Limitation = < 60% of CTC

               60% of CTC =        ________________
               Total Debt =        ________________

       Results:  Consolidated Debt is below limitation

7.3(b) Consolidated Senior Debt Limitation < 45% of CTC

               45% of CTC =        ________________
               Total Debt =        ________________

       Results:  Consolidated Senior Debt is below limitation

7.4  Limitation on Liens

     Requirement:  Cerner cannot exceed lien limitations defined as 20% of CTNWA

          ______________________________________________________________________
          Liens                         $______________
          Indebtedness of Restricted
            Subsidiaries                $______________
          Preferred Stock of
            Restricted Subsidiaries     $______________
          ______________________________________________________________________

                                 Exhibit D

               20% of CNTNWA       $______________
               Liens + RS Debt +
                   RS Preferred    $______________

     Results:  Liens are below limitation

7.5  Limitation on Restricted Payments

     Requirement:  Cerner cannot exceed limitations on restricted payments defined below as = $40,000,000 + 50% of Consolidated Net Income after 1/2/99
                   (CNI) + the net proceeds received after 1/2/99 from the sale of common stock or debt which is subsequently converted to common stock.

               _________________________________________________________________
               Consolidated Net Income after 1/2/99  (CNI) $_____________
               Sale of Common Stock after 1/2/99           $_____________
               Restricted Payments after 1/2/99            $_____________
               _________________________________________________________________

               $40,000,000 + 50% of CNI + stock proceeds   $_____________
               Restricted Payments after 1/2/99            $_____________

     Results:  Restricted Payments are below limitations

                                     Exhibit D

                                                                     EXHIBIT E
                                                                     ---------

                       SUBSIDIARY GUARANTY
                       -------------------

           THIS SUBSIDIARY GUARANTY (this "Guaranty") dated as of April 15, 1999 is made by Cerner Health Connections, Inc., a Delaware corporation, Cerner Properties, Inc., a Delaware
corporation,   and   Cerner  International,  Inc.,   a   Delaware
corporation,  Multum  Information  Services,  Inc.,  a   Delaware
corporation, and Cerner Health Facts, Inc., a Delaware corporation (each individually a "Guarantor" and collectively the "Guarantors"), in favor of the holders from time to time of the Notes hereinafter referred to, including each Purchaser listed on
Schedule I to the Note Agreement hereinafter referred to and their respective successors and assigns (collectively, the "Purchasers" and each individually, a "Purchaser").

                      W I T N E S S E T H:
                      - - - - - - - - - -

           WHEREAS, Cerner Corporation, a Delaware corporation (the "Company"), and the Purchasers listed on Schedule I thereto entered into a Note Agreement dated as of April 1, 1999 (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the "Note Agreement");

           WHEREAS, the Company owns all of the issued and outstanding capital stock of the Guarantors and, by virtue of such ownership and otherwise, the Guarantors will derive substantial benefits as a result of the purchase of the Company's Notes (as defined in the Note Agreement) by the Purchasers;

           WHEREAS, it is a condition precedent to the obligation of the Purchasers to purchase the Company's Notes that the Guarantors shall have executed and delivered this Guaranty to the Purchasers; and

           WHEREAS, the Board of Directors of each Guarantor has determined that the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion and attainment of such Guarantor's business and each of the Guarantors desires to execute this Guaranty to satisfy the condition described in the preceding paragraph;

           NOW, THEREFORE, in consideration of the premises and other benefits to the Guarantors, and of the purchase of the Company's Notes by the Purchasers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby makes this Guaranty as follows:

           SECTION  1.  Definitions.
                        ------------   Any capitalized  terms  not
otherwise herein defined, when used herein in capitalized form, shall have the respective meanings attributed to them in the Note
Agreement.

           SECTION 2.  Guaranty.
                       --------- (a) The Guarantors, jointly and severally, hereby unconditionally and irrevocably guarantee to the Purchasers the due, prompt and complete

                            Exhibit E

payment  by  the
Company of the principal of, Make-Whole Amount, if any, and interest on, and each other amount due under, the Notes, when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by declaration or otherwise) in accordance with the terms of the Notes and the Note Agreement (the Notes and the Note Agreement being collectively hereinafter referred to as the "Note Documents", and the amounts payable by the Company under any of the Note Documents, and all other obligations of the Company thereunder, being sometimes collectively hereinafter referred to as the "Obligations"). This guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable, whether or not such failure or inability shall constitute a "Default" or an "Event of Default" under any Note Document, the Guarantors, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Purchasers under the terms of such Note Document, in lawful money of the United States, at the place specified in the Note Agreement, together with interest (to the extent provided for under such Note Document) on any amount due and owing from the Company. The Guarantors, promptly after demand, will pay to the Purchasers the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel. The right of recovery against each of the Guarantors under this Guaranty is, however, limited to the Fair Net Worth of such Guarantor, as of the date of any determination thereof, less $20,000. For purposes of this Guaranty, the "Fair Net Worth" of any Guarantor shall mean an amount equal to the fair market value of such Guarantor's assets less all its liabilities (other than such Guarantor's liabilities under this Guaranty), including all liabilities, whether fixed or contingent, direct or indirect, disputed or undisputed, secured or unsecured, and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles.

           (b) Each Guarantor hereby agrees that to the extent a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 6 hereof. The provisions of this paragraph (b) shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers, and each Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Guarantor hereunder.

            SECTION  3. Guarantor's Obligations Absolute and
                        ------------------------------------
                        Unconditional.
                        --------------
The obligations of each Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of such Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim such Guarantor or any other Person may have against the Company or any other Person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or

                            Exhibit E

condition  whatsoever  (whether  or   not   any
Guarantor or the Company shall have any knowledge or notice thereof), including, without limitation:

           (a) any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Note Documents or any other instrument or agreement applicable to any of the parties to any of the Note Documents;

           (b) any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any Person to perfect any interest in any collateral;

           (c) any failure, omission or delay on the part of the Company to conform or comply with any term of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to any Guarantor of the occurrence of a "Default" or an "Event of Default" under any Note Document;

            (d) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Note Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

           (e) any failure, omission or delay on the part of any of the Purchasers to enforce, assert or exercise any right, power or remedy conferred on such Purchaser in this Guaranty, or any such failure, omission or delay on the part of such Purchaser in connection with any Note Document, or any other action on the part of such Purchaser;

            (f) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities or similar proceedings with respect to the Company, any Guarantor or to any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

           (g) any limitation on the liability or obligations of the Company or any other Person under any of the Note Documents, or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Note Documents or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

                               Exhibit E

           (h) any merger or consolidation of the Company or any Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Company or any Guarantor to any other Person;

           (i) any change in the ownership of any shares of capital stock of the Company or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

           (j)  any release or discharge, by operation of law, of
     any  Guarantor  from the performance or  observance  of  any
     obligation,   covenant  or  agreement  contained   in   this
     Guaranty;

           (k) any lack of corporate power of the Company or any other Person at any time liable for part or all of the Obligations;

           (l) the existence of any claim, defense, set-off, or other rights which the Company or any Guarantor may have at any time against the Purchasers, the Company or any Guarantor, or any other Person, whether in connection with this Guaranty, the Note Documents, the transactions contemplated thereby, or any other transaction;

           (m) any failure of any Purchaser to notify any Guarantor of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any security, or if any action taken or refrained from being taken by any Purchaser, it being understood that the Purchasers shall not be required to give any Guarantor any notice of any kind under any circumstance whatsoever with respect to or in connection with the Obligations; or

           (n) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against any Guarantor.

          SECTION 4.  Full Recourse Obligations.
                      --------------------------  The obligations
of each of the Guarantors set forth herein constitute the full recourse obligations of such Guarantor enforceable against it to the full extent of all its assets and properties.

            SECTION   5.    Waiver.
                            -------  Each  of   the   Guarantors
unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in Section 3,
(b) notice to the Guarantor of the incurrence of any of the Obligations, notice to the Guarantor or the Company of any breach or default by the Company with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Purchasers against the Guarantor, (c) presentment to or demand of payment from the Company or the Guarantor with respect to any amount due under any Note Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the

                           Exhibit E
Purchasers of any right, power, privilege or remedy conferred in the Note Agreement or any other Note Document or otherwise,
(e) any requirement of diligence on the part of any of the Purchasers, (f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Note Document, (g) any notice of any sale, transfer or other disposition by any of the Purchasers of any right, title to or interest in the Note Agreement or in any other Note Document,
(h) any right to assert against any Purchaser as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against the Company or other Person liable on the Obligations, and (i) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

          SECTION 6.  No Subrogation, Contribution, Reimbursement
                      -------------------------------------------
                      or Indemnity.
                      -------------
Notwithstanding anything to the contrary in  this
Guaranty and the other Note Documents, each of the Guarantors hereby irrevocably waives any and all claims or other rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including Section 509 thereof, under common law or otherwise) of any of the Purchasers against the Company or against any collateral security or guaranty or right of offset held by the Purchasers for the payment of the Obligations. Each of the Guarantors hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company which may have arisen in connection with this Guaranty, whether or not such remedy or right arises in equity, or under contract, statute or common law. So long as the Obligations remain, if any amount shall be paid by or on behalf of the Company to any of the Guarantors on account of any of the rights waived in this paragraph, such amount shall be held by the Guarantor in trust for the benefit of the Purchasers, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Purchasers (duly endorsed by such Guarantor to the Purchasers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchasers may determine. The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the sale of the Notes by the Company and that the waiver set forth in this
Section 6 is knowingly made in contemplation of such benefits.

           SECTION  7.   Effect of Bankruptcy  Proceedings,  etc.
                         ----------------------------------------
This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Purchasers pursuant to the terms of the Note Agreement or any other Note Document is rescinded or must otherwise be restored or returned by such Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or other Person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, each of the Guarantors

                            Exhibit E

agrees that,
for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Purchaser had accelerated the same in accordance with the terms of the Note Agreement or other applicable Note Document, and the Guarantors shall forthwith pay such principal amount, Make-Whole Amount, if any, and interest thereon and any other amounts guaranteed hereunder without further notice or demand.

           SECTION 8.  Term of Agreement.
                       ------------------ This Guaranty and all guaranties, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be paid and performed in full and all of the agreements of the Guarantors hereunder shall be duly paid and performed in full.

           SECTION 9.  Representations and Warranties.
                       -------------------------------   Each  of
the Guarantors hereby represents and warrants to each Purchaser that all representations and warranties set forth in Section 3.1 of the Note Agreement (each of which is incorporated herein by reference) as to itself and not as to any other Person are true and correct.

           SECTION 10.  Notices.
                        -------- All notices under the terms and provisions hereof shall be in writing, and shall be delivered or sent by overnight delivery or telecopy or mailed by first-class mail, postage prepaid, addressed (a) if to the Company or any Purchaser at the address set forth in the Note Agreement or
(b) if to any of the Guarantors, at:

               2800 Rock Creek Parkway
               North Kansas City, Missouri  64117
               Attention:  President

or at such other address as the Guarantors shall from time to time designate in writing to the Purchasers. Any notice so addressed shall be deemed to be given when so delivered or sent or, if mailed, on the third Business Day after being so mailed.

          SECTION 11.  Survival.
                       --------- All warranties, representations and covenants made by the Guarantors herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by the Purchasers and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any of the Purchasers. All statements in any such certificate or other instrument shall constitute warranties and representations by the Guarantors hereunder.

           SECTION  12.   Miscellaneous.
                          --------------  Any provision  of  this
Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each of the Guarantors hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guaranty shall be

                            Exhibit E

binding upon, and inure to the benefit of,
the Guarantors and the Purchasers and their respective successors and assigns. No term or provision of this Guaranty may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Guarantors and the Purchasers. The section and paragraph headings in this Guaranty are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty.

           SECTION 13.  Information.
                        ------------ Each Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Company such information concerning the Company's financial condition or business operations as such Guarantor may require, and that none of the Purchasers has any duty at any time to disclose to any Guarantor any information relating to the business operations or financial conditions of the Company.

           SECTION  14.  GOVERNING LAW.
                         --------------  THIS AGREEMENT SHALL  BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, EACH GUARANTOR AGREES THAT THE STATE AND FEDERAL COURTS OF ILLINOIS LOCATED IN CHICAGO, ILLINOIS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

           SECTION 15.  WAIVER OF JURY TRIAL.
                        ---------------------  EACH GUARANTOR AND
EACH PURCHASER HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH PURCHASER ENTERING INTO THE NOTE AGREEMENT.

          SECTION 16.  Ratable Benefit.
                       ---------------- This Guaranty is for the ratable benefit of the Purchasers, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Note
Agreement.

            SECTION   17.   Guarantor  Insolvency.
                            ----------------------  Should   any
Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Bankruptcy Law or become a party to or be made the subject of any proceeding provided for by any Bankruptcy Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Purchaser granted hereunder, then the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Purchaser, a fully-matured, due, and payable obligation of such Guarantor to such Purchaser (without regard to whether the Company is then in default under the Note Agreement or whether any part of the Obligations is then due and owing by the Company to such Purchaser), payable in full by such Guarantor to such Purchaser upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

                               Exhibit E




        [THE REST OF THIS PAGE LEFT BLANK INTENTIONALLY]

                               Exhibit E

           IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed as of the day and year first above written.


CERNER HEALTH CONNECTIONS, INC.         CERNER PROPERTIES, INC.


By:___________________________          By:______________________________

Print Name:___________________          Print Name:______________________

Title:________________________          Title:___________________________


CERNER INTERNATIONAL, INC.              MULTUM INFORMATION SERVICES, INC.

By:_______________________              By:______________________________

Print Name:_______________              Print Name:______________________

Title:____________________              Title:___________________________


CERNER HEALTH FACTS, INC.


By:_______________________

Print Name:_______________

Title:____________________

                                 Exhibit E




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